Exhibit 10.1

EXECUTION VERSION

BACKSTOP AND PRIVATE PLACEMENT AGREEMENT

AMONG

PARTY CITY HOLDCO INC.,

PARTY CITY HOLDINGS INC.,

PARTY CITY CORPORATION,

EACH OF THE OTHER

CREDIT PARTIES LISTED ON SCHEDULE 1 HERETO, AND

THE COMMITMENT PARTIES PARTY HERETO

Dated as of June 26, 2020

i

SCHEDULES

Schedule 1	Guarantors
Schedule 2	Backstop Commitments
Schedule 3	Private Placement Commitments
Schedule 4	Senior Notes Claims
Schedule 5	Notice Addresses for Commitment Parties
Schedule 6	Consents

BACKSTOP AND PRIVATE PLACEMENT AGREEMENT

THIS BACKSTOP AND PRIVATE PLACEMENT AGREEMENT (as may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), dated as of June 26, 2020, is made by and among:

(i)

Party City Holdco Inc., a Delaware corporation (“HoldCo”), Party City Corporation, a Delaware corporation (“PC Corp.”), Party City Holdings Inc., a Delaware corporation (“Holdings”), Anagram International Holdings, Inc., as guarantor of the New Money First Lien Issuer Notes (as defined below) and each of the guarantors of the Senior Notes (as defined below) and the Senior Credit Facilities (as defined below), each as of the date hereof and as set forth in Schedule 1 hereto (each such party a “Credit Party” and, collectively, together with HoldCo, PC Corp., Holdings, and the Issuer (as defined below), the “Credit Parties” or the “Company”);

(ii)	each of the Backstop Parties (as defined below); and

(iii)

certain funds and accounts managed, advised or sub-advised by Barings LLC and the Hudson Private Placement Parties (as defined below) (each, a “Private Placement Party” and, collectively, the “Private Placement Parties”).

Each Credit Party, each Backstop Party and each Private Placement Party is referred to herein, individually, as a “Party” and, collectively, as the “Parties.”

RECITALS

WHEREAS, the Company and the applicable Senior Notes Indenture Trustees (as defined below) are parties to the applicable Senior Notes Indentures (as defined below), under which (i) the 2023 Notes (as defined below) were issued in the original aggregate principal amount of $350,000,000 and (ii) the 2026 Notes (as defined below) were issued in the original aggregate principal amount of $500,000,000. The current principal amount outstanding of the 2023 Notes is $350,000,000 and the current principal amount outstanding of the 2026 Notes is $500,000,000, such that the current principal amount outstanding of the Senior Notes is $850,000,000;

WHEREAS, prior to the date hereof, the Parties have negotiated the terms of the Transaction (as defined below) in good faith and at arm’s length, as set forth and as specified in (i) the Transaction Support Agreement (the “Transaction Support Agreement”), dated as of May 28, 2020, entered into by and among the Credit Parties and certain Consenting Noteholders (as defined below) party thereto, (ii) the terms and conditions summarized in the transaction term sheet attached to the Transaction Support Agreement (the “Transaction Term Sheet”) and (iii) the offering memorandum, dated as of June 26, 2020 (the “Offering Memorandum”), used in connection with the Exchange Offer and Consent Solicitation, the Rights Offering and the Private Placement for the New Money First Lien Issuer Notes, the First Lien Party City Exchange Notes, the Second Lien Issuer Exchange Notes and the Shares (each as defined below);

WHEREAS, the Transaction will be effectuated through: (i) an exchange offer (the “Exchange Offer”) conducted by the Credit Parties for any and all of the Senior Notes for certain consideration described in the Transaction Term Sheet and a related consent solicitation (the “Consent Solicitation”) to remove substantially all of the covenants in the Senior Notes Indentures (together, the “Exchange Offer and Consent Solicitation”), (ii) the issuance of certain New Money First Lien Issuer Notes by each of Anagram Holdings, LLC, a direct, wholly-owned subsidiary of Holdings to be formed as a Delaware limited liability company (the “Anagram Issuer”), and Anagram International Inc. (the “Anagram Co-Issuer”), a Minnesota corporation and wholly-owned subsidiary of the Anagram Issuer (collectively with the Anagram Issuer, the “Issuer”), to each of the Backstop Parties pursuant to the Rights Offering and the Backstop Commitment (as defined below), each on the terms described herein and in the Transaction Term Sheet and (iii) the issuance of Private Placement Notes (as defined below) by the Issuer to the Private Placement Parties pursuant to the Private Placement (as defined below) (such transactions collectively referred to herein as the “Transaction”);

WHEREAS, in connection with the Transaction and pursuant to this Agreement, and in accordance with the Offering Memorandum, the Credit Parties will conduct a rights offering for the Rights Offering Notes (as defined below);

WHEREAS, subject to the terms and conditions contained in this Agreement, each Backstop Party has agreed to purchase (on a several and not joint basis) its Backstop Commitment Percentage of the Unsubscribed New Money First Lien Issuer Notes, if any; and

WHEREAS, pursuant to and subject to the terms and conditions contained in this Agreement, the Issuers will sell the Private Placement Notes to the Private Placement Parties;

NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, each of the Parties hereby agrees as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Except as otherwise expressly provided in this Agreement, whenever used in this Agreement (including any Schedules attached hereto), the following terms shall have the respective meanings specified therefor below:

“2023 Notes” means the $350,000,000 in aggregate principal amount of 6.125% Senior Notes due 2023, issued by Holdings pursuant to the 2023 Notes Indenture.

“2023 Notes Claims” means any Claims arising under or related to the 2023 Notes Indenture.

“2023 Notes Indenture” means that certain indenture, dated August 19, 2015 (as amended, modified, or otherwise supplemented from time to time), by and among Holdings, each of the guarantors named therein and the 2023 Notes Indenture Trustee.

“2023 Notes Indenture Trustee” means Wilmington Trust, National Association, in its capacity as trustee under the 2023 Notes Indenture.

“2026 Notes” means the $500,000,000 in aggregate principal amount of 6.625% Senior Notes due 2026, issued by Holdings pursuant to the 2026 Notes Indenture.

“2026 Notes Claims” means any Claims arising under or related to the 2026 Notes Indenture.

“2026 Notes Indenture” means that certain indenture, dated August 2, 2018 (as amended, modified, or otherwise supplemented from time to time), by and among Holdings, each of the guarantors named therein and the 2026 Notes Indenture Trustee.

“2026 Notes Indenture Trustee” means Wilmington Trust, National Association, in its capacity as trustee under the 2026 Notes Indenture.

“ABL Agent” means J.P. Morgan Chase Bank, N.A., in its capacity as administrative agent under the ABL Credit Agreement.

“ABL Credit Agreement” means that certain asset-based revolving loan facility credit agreement, dated as of August 19, 2015 (as amended, restated, supplemented, or otherwise modified from time to time), among Holdings, PC Corp., and certain subsidiaries of Holdings as borrowers and guarantors from time to time party thereto, the ABL Agent and the banks and financial institutions from time to time party thereto as lenders.

“ABL Facility” means the asset-based revolving credit facility made available pursuant to the ABL Credit Agreement.

“Accounts” has the meaning set forth in Section 2.4(b) hereof.

“Advisors” means (x) (i) Milbank LLP and (ii) Houlihan Lokey Capital, Inc., in their capacities as legal, financial and strategic advisors, as applicable, to the Backstop Parties; (y) Freshfields Bruckhaus Deringer US LLP, in its capacity as legal advisor to the Barings Private Placement Parties and (z) Schulte Roth & Zabel LLP, in its capacity as legal advisor to the Hudson Private Placement Parties.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made (including any Related Funds of such Person); provided, that for purposes of this Agreement, no Commitment Party shall be deemed an Affiliate of the Credit Parties or any of their Subsidiaries. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Alternative Transaction” means any dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors, merger, transaction, consolidation, business combination, joint venture, partnership, sale of assets, financing (debt or equity), or restructuring of any of the Credit Parties, other than the Transaction.

“Anagram Co-Issuer” has the meaning set forth in the Recitals.

“Anagram Issuer” has the meaning set forth in the Recitals.

“Available New Money First Lien Issuer Notes” means the Unsubscribed New Money First Lien Issuer Notes that any Backstop Party fails to purchase as a result of a Backstop Party Default by such Backstop Party.

“Backstop Amount” has the meaning set forth in Section 2.4(a)(iv) hereof.

“Backstop Commitment” has the meaning set forth in Section 2.2(b) hereof.

“Backstop Commitment Percentage” means, with respect to any Backstop Party, such Backstop Party’s percentage of the Backstop Commitment as set forth adjacent to such Backstop Party’s name under the column titled “Backstop Commitment Percentage” on Schedule 2 (as it may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement). Any reference to “Backstop Commitment Percentage” in this Agreement means the Backstop Commitment Percentage in effect at the time of the relevant determination.

“Backstop Commitment Premium” has the meaning set forth in Section 3.1 hereof.

“Backstop Party” means each holder of a Backstop Commitment that is party to this Agreement.

“Backstop Party Default” means, with respect to any Backstop Party, (x) such Backstop Party fails to (i) fully exercise all of its Subscription Rights pursuant to and in accordance with the Rights Offering in accordance with Section 2.2(a) hereof or (ii) deliver and pay the aggregate Purchase Price payable by it for its Backstop Commitment Percentage of any Unsubscribed New Money First Lien Issuer Notes by the Closing Date in accordance with Section 2.4 hereof or (y) such Backstop Party denies or disaffirms its obligations in writing (electronic or otherwise) pursuant to Section 2.2(a) or Section 2.4 hereof.

“Backstop Party Replacement” has the meaning set forth in Section 2.3(a) hereof.

“Backstop Party Replacement Period” has the meaning set forth in Section 2.3(a) hereof.

“Backstop Party Withdrawal Replacement” has the meaning set forth in Section 9.5(b) hereof.

“Backstop Party Withdrawal Replacement Period” has the meaning set forth in Section 9.5(b) hereof.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532 (as amended from time to time).

“Barings Private Placement Parties” means certain funds and accounts managed, advised or sub-advised by Barings LLC and any of its Affiliates that are Private Placement Parties.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banks in New York City, New York are not open for business.

“Claim” means (a) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (b) a right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured, each as set forth in section 101(5) of the Bankruptcy Code.

“Closing” has the meaning set forth in Section 2.5(a) hereof.

“Closing Date” has the meaning set forth in Section 2.5(a) hereof.

“Code” means the Internal Revenue Code of 1986.

“Collateral” has the meaning set forth in the Security Agreement.

“Collateral Trustee” means Ankura Trust Company, LLC, as Collateral Trustee under the New Money First Lien Issuer Notes Indenture.

“Commitment Party” means (a) each Backstop Party and (b) each Private Placement Party, in each case subject to the replacement of such parties in the event of a Backstop Party Default or Private Placement Party Default, as applicable.

“Commitment Premium” has the meaning set forth in Section 3.1 hereof.

“Commitment Premium Amount” means, with respect to (a) each Backstop Party, the principal amount of New Money First Lien Issuer Notes and First Lien Party City Exchange Notes, in each case set forth opposite such Backstop Party’s name on Schedule 2, and (b) each Private Placement Party, the principal amount of New Money First Lien Issuer Notes, in each case set forth opposite such Private Placement Party’s name on Schedule 3.

“Commitments” means, collectively, the Backstop Commitment and the Private Placement Commitment.

“Company” has the meaning set forth in the Preamble.

“Company Plan” has the meaning set forth in Section 4.21 hereof.

“Consent Solicitation” has the meaning set forth in the Recitals.

“Consenting Noteholders” has the meaning set forth in the Transaction Support Agreement.

“Contract” means any agreement, contract or instrument, including any loan, note, bond, mortgage, indenture, guarantee, deed of trust, license, franchise, commitment, lease, franchise agreement, letter of intent, memorandum of understanding or other obligation, and any amendments thereto, whether written or oral.

“Credit Agreements” means, collectively, the ABL Credit Agreement and the Term Loan Credit Agreement.

“Defaulting Backstop Party” means the applicable defaulting Backstop Party in respect of a Backstop Party Default that is continuing.

“Defaulting Private Placement Party” means the applicable Private Placement Party or, if any, the applicable defaulting Replacement Private Placement Party, in respect of a Private Placement Party Default that is continuing.

“Definitive Documents” has the meaning set forth in the Transaction Support Agreement.

“DTC” means The Depository Trust Company.

“Early Participation Time” has the meaning set forth in the Offering Memorandum.

“Eligible Holder” has the meaning set forth in the Offering Memorandum.

“Equity Interests” means all shares of capital stock, common or preferred equity or other equity interests, and any options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the same.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Event” means any event, development, occurrence, circumstance, effect, condition, result, state of facts or change.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Offer” has the meaning set forth in the Recitals.

“Exchange Offer and Consent Solicitation” has the meaning set forth in the Recitals.

“FCPA” has the meaning set forth in Section 4.14 hereof.

“Financial Statements” has the meaning set forth in Section 5.10 hereof.

“First Lien Party City Exchange Notes” has the meaning set forth in the Transaction Term Sheet.

“FTC” has the meaning set forth in Section 5.3 hereof.

“Funding Amount” has the meaning set forth in Section 2.4(a)(iv) hereof.

“Funding Commitment” has the meaning set forth in Section 2.2(b) hereof.

“Funding Notice” has the meaning set forth in Section 2.4(a) hereof.

“GAAP” has the meaning set forth in Section 5.5 hereof.

“Guarantors” means each of the guarantors of the New Money First Lien Issuer Notes.

“Governmental Entity” means any U.S. or non-U.S. international, regional, federal, state, municipal or local governmental, judicial, administrative, legislative or regulatory authority, entity, instrumentality, agency, department, commission, court or tribunal of competent jurisdiction (including any branch, department or official thereof).

“Governmental Licenses” has the meaning set forth in Section 5.6 hereof.

“HoldCo” has the meaning set forth in the Preamble.

“Holdings” has the meaning set forth in the Preamble.

“Hudson Private Placement Parties” means Hudson Post Credit Opportunities Aggregator (2019-2), LLC and Hudson Post Credit Opportunities Aggregator II, LLC and any of their respective Affiliates that are Private Placement Parties.

“Indemnified Claim” has the meaning set forth in Section 9.2 hereof.

“Indemnified Person” has the meaning set forth in Section 9.1 hereof.

“Indemnifying Party” has the meaning set forth in Section 9.1 hereof.

“Initial Backstop Parties” has the meaning set forth in the Transaction Support Agreement.

“Intellectual Property” has the meaning set forth in Section 4.19 hereof.

“Intercreditor Agreement” means an intercreditor agreement, in form and substance satisfactory to the parties hereto, by and among the Collateral Trustee and Ankura Trust Company, LLC, as collateral trustee under the Second Lien Issuer Exchange Notes, and acknowledged by the Issuers and Guarantors.

“Intra-Company Agreements” has the meaning set forth in the Transaction Support Agreement.

“Issuer” has the meaning set forth in the Preamble.

“Law” means any law (statutory or common), statute, regulation, rule, code or ordinance enacted, adopted, issued or promulgated by any Governmental Entity.

“Legend” has the meaning set forth in Section 7.11 hereof.

“Lien” has the meaning set forth in the Existing Indentures.

“Losses” has the meaning set forth in Section 9.1 hereof.

“Material Adverse Effect” has the meaning set forth in Section 5.2 hereof.

“Money Laundering Laws” has the meaning set forth in Section 4.13 hereof.

“New Money First Lien Issuer Notes” has the meaning set forth in the Transaction Support Agreement.

“New Money First Lien Issuer Notes Indenture” means the indenture governing the New Money First Lien Issuer Notes, among the Issuer, the Guarantors, the Trustee and the Collateral Trustee.

“NYSE” has the meaning set forth in Section 7.4 hereof.

“OFAC” has the meaning set forth in Section 4.14 hereof.

“Offering Memorandum” means the offering memorandum (including any amendment or supplement thereto consented to by the Requisite Commitment Parties) relating to the Exchange Offer and Consent Solicitation, the Rights Offering and the Private Placement, which shall be in form and substance reasonably satisfactory to the Requisite Commitment Parties.

“Order” means any judgment, order, award, injunction, writ, permit, license or decree of any Governmental Entity or arbitrator of applicable jurisdiction.

“Outside Date” has the meaning set forth in Section 10.2(d) hereof.

“Party” has the meaning set forth in the Preamble.

“PC Corp.” has the meaning set forth in the Preamble.

“Permitted Liens” has the meaning set forth in the New Money First Lien Issuer Notes Indenture.

“Person” means an individual, firm, corporation (including any non-profit corporation), partnership, limited liability company, joint venture, association, trust, Governmental Entity or other entity or organization.

“Private Placement” means the sale by the Issuers of the Private Placement Notes to the Private Placement Parties, such Private Placement Parties’ respective designees or, in the event of a Private Placement Party Default, the Replacement Private Placement Parties, in each case solely to the extent permitted by the terms herein, in a transaction exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act or another available exemption from registration under the Securities Act.

“Private Placement Account” has the meaning set forth in Section 2.4(b) hereof.

“Private Placement Commitment” has the meaning set forth in Section 2.2(c) hereof, subject to the terms hereof and of the Transaction Support Agreement.

“Private Placement Commitment Percentage” means, with respect to any Private Placement Party, such Private Placement Party’s percentage of the Private Placement Commitment as set forth adjacent to such Private Placement Party’s name under the column titled “Private Placement Commitment Percentage” on Schedule 3 (as it may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement). Any reference to “Private Placement Commitment Percentage” in this Agreement means the Private Placement Commitment Percentage in effect at the time of the relevant determination.

“Private Placement Commitment Premium” has the meaning set forth in Section 3.1 hereof.

“Private Placement Notes” means the New Money First Lien Issuer Notes sold to the Private Placement Parties pursuant to the Private Placement and the terms of this Agreement.

“Private Placement Party” has the meaning set forth in the Preamble or, solely in the event of a continuing Private Placement Party Default, the Replacement Private Placement Parties, if any.

“Private Placement Party Default” means, with respect to any Private Placement Party, such Private Placement Party (a) fails to (i) duly purchase all of its Private Placement Notes which such Private Placement Party is committed to purchase in accordance with Section 2.2(c) hereof, or (ii) deliver and pay the aggregate Purchase Price payable by it for such Private Placement Notes which such Private Placement Party is committed to purchase by the Closing Date in accordance with Section 2.4 hereof or (b) denies or disaffirms its obligations in writing (electronic or otherwise) pursuant to Section 2.2(c) or Section 2.4 hereof.

“Private Placement Party Replacement” has the meaning set forth in Section 2.3(b) hereof.

“Private Placement Party Replacement Period” has the meaning set forth in Section 2.3(b) hereof.

“Private Placement Purchase Amount” means $58.5 million, representing the purchase price for the Private Placement Notes.

“Purchase Price” means (i) in respect of the Rights Offering Notes, $1,000 per $1,000 principal amount of Rights Offering Notes, and (ii) in respect of the Private Placement Notes, $1,000 per $1,000 principal amount of Private Placement Notes.

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee simple or leased by the Credit Parties or any of their Subsidiaries, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures incidental to the ownership or lease thereof.

“Registration Rights Agreement” means the registration rights agreement relating to the registration of the Shares (as defined in the Transaction Term Sheet) to be entered into as of the Closing Date, which agreement shall be in form and substance consistent with the terms set forth in the Transaction Term Sheet and otherwise in form and substance reasonably satisfactory to the Required Consenting Noteholders.

“Related Fund” means (i) any investment funds or other entities who are advised by the same investment advisor and (ii) any investment advisor with respect to an investment fund or entity it advises.

“Related Party” means, with respect to any Person, (i) any former, current or future director, officer, agent, Representative, Affiliate, employee, general or limited partner, member, manager or stockholder of such Person and (ii) any former, current or future director, officer, agent, Representative, Affiliate, employee, general or limited partner, member, manager or stockholder of any of the foregoing, in each case solely in their respective capacity as such.

“Related Purchaser” means, with respect to any Commitment Party, a creditworthy Affiliate or Related Fund of such Commitment Party, as applicable.

“Replacement Backstop Parties” has the meaning set forth in Section 2.3(a) hereof.

“Replacement Private Placement Parties” has the meaning set forth in Section 2.3(b) hereof.

“Representatives” means, with respect to any Person, such Person’s directors, officers, members, partners, managers, employees, agents, investment bankers, attorneys, accountants, advisors and other representatives.

“Required Consenting Noteholders” has the meaning set forth in the Transaction Support Agreement.

“Requisite Backstop Parties” means the Backstop Parties holding at least a majority of the aggregate Backstop Commitments, as of the date on which the consent or approval is solicited; provided, however, that the votes and commitments of any Defaulting Backstop Party shall be excluded from the calculation of Backstop Commitment Percentages for purposes of this definition.

“Requisite Barings Private Placement Parties” means the Barings Private Placement Parties holding at least a majority of the aggregate Private Placement Commitments held by all Barings Private Placement Parties, as of the date on which the consent or approval is solicited; provided, however, that the votes and commitments of any Defaulting Private Placement Party shall be excluded from the calculation of Private Placement Commitment Percentages for purposes of this definition.

“Requisite Commitment Parties” shall mean, collectively, the Requisite Backstop Parties and the Requisite Private Placement Parties.

“Requisite Hudson Private Placement Parties” means the Hudson Private Placement Parties holding at least a majority of the aggregate Private Placement Commitments held by all Private Placement Parties, as of the date on which the consent or approval is solicited; provided, however, that the votes and commitments of any Defaulting Private Placement Party shall be excluded from the calculation of Private Placement Commitment Percentages for purposes of this definition.

“Requisite Private Placement Parties” means, collectively, the Requisite Barings Private Placement Parties and the Requisite Hudson Private Placement Parties; provided, however, that the votes and commitments of any Defaulting Private Placement Party shall be excluded from the calculation of Private Placement Commitment Percentages for purposes of this definition .

“Rights Offering” means the rights offering for New Money First Lien Issuer Notes pursuant to the Offering Memorandum.

“Rights Offering Amount” means an amount equal to $41.5 million.

“Rights Offering Notes” means the New Money First Lien Issuer Notes (including all Unsubscribed New Money First Lien Issuer Notes purchased by the Backstop Parties pursuant to this Agreement) issued pursuant to the Rights Offering and in accordance with the Offering Memorandum.

“Rights Offering Participants” means those Persons who duly subscribe for Rights Offering Notes (including funding the applicable Purchase Price thereof) in accordance with the Offering Memorandum.

“Rights Offering Subscription Agent” means Epiq Corporate Restructuring, LLC, or another subscription agent appointed by the Credit Parties and reasonably satisfactory to the Requisite Backstop Parties.

“Sanctions” means any economic or financial sanctions imposed, administered or enforced by the United States (including the U.S. Department of State and the Office of Foreign Assets Control of the U.S. Department of the Treasury), the European Union or any of its member states, the United Nations Security Council or the United Kingdom (including the Office of Financial Sanctions Implementation of Her Majesty’s Treasury).

“Sarbanes-Oxley Act” has the meaning set forth in Section 5.9 hereof.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Documents” has the meaning set forth in Section 5.4 hereof.

“Second Lien Issuer Exchange Notes” has the meaning set forth in the Transaction Term Sheet.

“Section 4(a)(2)” means Section 4(a)(2) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” means that certain first lien pledge and security agreement (the “Security Agreement”), together with any agreements (including any intellectual property security agreements) or instruments granting a Lien on the Collateral in favor of the Collateral Trustee for the benefit of itself, the Trustee and the holders of the New Money First Lien Issuer Notes.

“Senior Credit Facilities” means, collectively, the ABL Facility and the Term Loan Facility.

“Senior Notes” means, collectively, the 2023 Notes and the 2026 Notes.

“Senior Notes Claims” means, collectively, the 2023 Notes Claims and the 2026 Notes Claims.

“Senior Notes Indentures” means, collectively, the 2023 Notes Indenture and the 2026 Notes Indenture.

“Senior Notes Indenture Trustees” means, collectively, the 2023 Notes Indenture Trustee and the 2026 Notes Indenture Trustee.

“Settlement Date” has the meaning set forth in the Offering Memorandum.

“Shares” has the meaning set forth in the Transaction Term Sheet.

“Significant Terms” means, collectively, (i) the definitions of “Private Placement Commitment Percentage,” “Private Placement Purchase Amount,” “Purchase Price,” “Requisite Barings Private Placement Parties,” “Requisite Backstop Parties,” “Requisite Hudson Private Placement Parties,” “Requisite Commitment Parties,” “Requisite Private Placement Parties” and “Significant Terms” and (ii) the terms of Section 2.1, Section 2.2, Section 2.3, Section 2.4, Section 2.5, Section 2.6, Section 2.7, Section 2.8, Article III, Article VI, Section 8.2, Article IX, Section 10.5, Section 11.2 and Section 11.7 hereof (and, in each case, any defined terms as used in any such Sections referenced in this definition).

“Subscription Account” has the meaning set forth in Section 2.4(a)(v) hereof.

“Subscription Amount” has the meaning set forth in Section 2.4(a)(ii) hereof.

“Subscription Commitment” has the meaning set forth in Section 2.2(a) hereof.

“Subscription Rights” means those certain rights to purchase the Rights Offering Notes at the Purchase Price, which the Credit Parties will issue to the holders of Senior Notes Claims pursuant to the Rights Offering.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture or other legal entity as to which such Person (either alone or through or together with any other subsidiary or Affiliate), (a) owns, directly or indirectly, more than fifty percent (50%) of the stock or other Equity Interests, (b) has the power to elect a majority of the board of directors or similar governing body thereof or (c) has the power to direct, or otherwise control, the business and policies thereof.

“Taxes” means all taxes, assessments, duties, levies or other similar mandatory governmental charges paid to a Governmental Entity, including all federal, state, local, foreign and other income, franchise, profits, gross receipts, capital gains, capital stock, transfer, property, sales, use, value-added, occupation, excise, severance, windfall profits, stamp, payroll, social security, withholding and other taxes, assessments, duties, levies or other similar mandatory governmental charges of any kind whatsoever paid to a Governmental Entity (whether payable directly or by withholding and whether or not requiring the filing of a return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest thereon and shall include any liability for such amounts as a result of being a member of a combined, consolidated, unitary or affiliated group.

“Term Loan Agent” means Deutsche Bank AG New York Branch in its capacity as administrative agent under the Term Loan Credit Agreement.

“Term Loan Credit Agreement” means that certain term loan credit agreement, dated as of August 19, 2015 (as amended, restated, supplemented, or otherwise modified from time to time), among Holdings, PC Corp., and certain subsidiaries of Holdings as borrowers and guarantors from time to time party thereto, the Term Loan Agent and the financial institutions from time to time party thereto as lenders.

“Term Loan Facility” means the term loans provided pursuant to the Term Loan Credit Agreement.

“Transaction” has the meaning set forth in the Recitals.

“Transaction Agreements” means this Agreement (including the forms of the Intra-Company Agreements attached hereto), the Transaction Support Agreement (including the Transaction Term Sheet and other exhibits attached thereto), the Registration Rights Agreement and any such other documentation, agreements or supplements referred to herein or therein.

“Transaction Support Agreement” has the meaning set forth in the Recitals.

“Transaction Term Sheet” has the meaning set forth in the Recitals.

“Transfer” means sell, transfer, assign, pledge, hypothecate, participate, donate or otherwise encumber or dispose of, directly or indirectly (including through derivatives, options, swaps, pledges, forward sales or other transactions in which any Person receives the right to own or acquire any current or future interest in) a Backstop Commitment, a Subscription Right or a Senior Notes Claim, or the act of any of the aforementioned actions.

“Trustee” means Ankura Trust Company, LLC, as Trustee under the New Money First Lien Issuer Notes Indenture.

“Unsubscribed New Money First Lien Issuer Notes” means the Rights Offering Notes that have not been duly purchased by Eligible Holders in the Rights Offering.

“Withdrawal Replacement Backstop Parties” has the meaning set forth in Section 10.5(b) hereof.

“Withdrawing Backstop Party” has the meaning set forth in Section 10.5(b) hereof.

Section 1.2 Construction. In this Agreement, unless the context otherwise requires:

(a) references to Articles, Sections and Schedules are references to the articles and sections or subsections of, and the schedules attached to, this Agreement;

(b) references in this Agreement to “writing” or comparable expressions include a reference to a written document transmitted by means of electronic mail in portable document format (.pdf), facsimile transmission or comparable means of communication;

(c) words expressed in the singular number shall include the plural and vice versa; words expressed in the masculine shall include the feminine and neuter gender and vice versa;

(d) the words “hereof,” “herein,” “hereto” and “hereunder,” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including all Schedules attached to this Agreement, and not to any provision of this Agreement;

(e) the term “Agreement” shall be construed as a reference to this Agreement as the same may have been, or may from time to time be, amended, modified, varied, novated or supplemented;

(f) “include,” “includes” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words;

(g) references to “day” or “days” are references to calendar days;

(h) references to “the date hereof” means the date of this Agreement;

(i) unless otherwise specified, references to a statute means such statute as amended from time to time, and includes any successor legislation thereto and any rules or regulations promulgated thereunder in effect from time to time; and

(j) references to “dollars” or “$” are references to United States of America dollars.

ARTICLE II

BACKSTOP AND PRIVATE PLACEMENT COMMITMENTS

Section 2.1 The Rights Offering and Private Placement.

(a) On and subject to the terms and conditions hereof, the Credit Parties shall conduct the Rights Offering pursuant to, and in accordance with, the Offering Memorandum, this Agreement, the Transaction Support Agreement, including the Transaction Term Sheet.

(b) On and subject to the terms and conditions hereof, the Credit Parties shall conduct the Private Placement pursuant to, and in accordance with, the Offering Memorandum, this Agreement and the Transaction Support Agreement, including the Transaction Term Sheet.

Section 2.2 The Subscription Commitment, Backstop Commitment and Private Placement Commitment.

(a) On and subject to the terms and conditions hereof, each Backstop Party agrees, severally and not jointly, (i) to validly tender (and to not validly withdraw), and to cause its Affiliates to validly tender (and to not validly withdraw), all of their respective Senior Notes for exchange in the Exchange Offer on or prior to the Early Participation Time, (ii) to fully exercise, and to cause its Affiliates to fully exercise, all Subscription Rights that are properly issued to it or its Affiliates, respectively, in connection with the tenders of the Senior Notes, pursuant to the Rights Offering on or prior to the Early Participation Time, and (iii) to duly purchase, and to cause its Affiliates to duly purchase, on the Closing Date, all Rights Offering Notes issuable to it or its Affiliates, respectively, on account of its or its Affiliates’ Senior Notes Claims listed on Schedule 4, pursuant to such exercise at the Purchase Price herewith, in accordance with the Offering Memorandum (the “Subscription Commitment”).

(b) On and subject to the terms and conditions hereof, each Backstop Party agrees, severally and not jointly, to purchase, and the Issuer agrees to sell to such Backstop Party, on the Closing Date (as defined below) for the Purchase Price, the principal amount of Unsubscribed New Money First Lien Issuer Notes equal to such Backstop Party’s Backstop Commitment Percentage multiplied by the aggregate principal amount of Unsubscribed New Money First Lien Issuer Notes, rounded among the Backstop Parties solely to avoid fractional notes, as the Backstop Parties may determine in their sole discretion. The obligations of the Backstop Parties to purchase such Unsubscribed New Money First Lien Issuer Notes as described in this Section 2.2(b) and set forth on Schedule 2 shall be referred to as the “Backstop Commitment” and, together with the Subscription Commitment, the “Funding Commitment.”

(a) On and subject to the terms and conditions hereof, each Private Placement Party agrees, severally and not jointly, to purchase, and the Issuer agrees to sell to such Private Placement Party, on the Closing Date, at a purchase price equal to the principal amount of Private Placement Notes purchased, equal to such Private Placement Party’s Private Placement Commitment Percentage multiplied by the aggregate Private Placement Purchase Amount, rounded among the Private Placement Parties solely to avoid fractional notes, as the Private Placement Parties may determine in their sole discretion. The obligations of the Private Placement Parties to purchase such Private Placement Notes as described in this Section 2.2(c) and set forth on Schedule 3 shall be referred to as the “Private Placement Commitment.”

Section 2.3 Commitment Party Default.

(a) With respect to the Rights Offering, during the two (2) Business Day period after receipt of written notice from the Credit Parties to all Backstop Parties of a Backstop Party Default, which notice shall be given to all Backstop Parties promptly following the Credit Parties becoming aware of the occurrence of such Backstop Party Default (such two (2) Business Day period, the “Backstop Party Replacement Period”), the Backstop Parties (other than any Defaulting Backstop Party) shall have the right, but not the obligation, to make arrangements for one or more of the Backstop Parties (other than any Defaulting Backstop Party) to purchase all or any portion of the Available New Money First Lien Issuer Notes (such purchase, a “Backstop Party Replacement”) on the terms and subject to the conditions set forth in this Agreement and in such amounts as may be agreed upon by all of the non-defaulting Backstop Parties electing to purchase all or any portion of the Available New Money First Lien Issuer Notes (such Backstop Parties, the “Replacement Backstop Parties”). Any such Available New Money First Lien Issuer Notes purchased by a Replacement Backstop Party (i) shall be included, among other things, in the determination of (x) the Unsubscribed New Money First Lien Issuer Notes to be purchased by such Replacement Backstop Party for all purposes hereunder, (y) the Backstop Commitment Percentage of such Replacement Backstop Party for all purposes hereunder and (z) the Backstop Commitment of such Replacement Backstop Party for purposes of the definition of the “Requisite Backstop Parties” and (ii) shall not be included in the determination of (x) the New Money First Lien Issuer Notes (other than Unsubscribed New Money First Lien Issuer Notes) to be purchased by such Replacement Backstop Party for all purposes hereunder, (y) the Private Placement Commitment Percentage of such Replacement Backstop Party for all purposes hereunder and (z) the Private Placement Commitment of such Replacement Backstop Party for purposes of the definition of the “Requisite Private Placement Parties.” If a Backstop Party Default occurs, the Outside Date (as defined below) shall be delayed only to the extent necessary to allow for the Backstop Party Replacement to be completed within the Backstop Party Replacement Period. Schedule 2 shall be revised as necessary without requiring a written instrument signed by the Credit Parties and the Requisite Commitment Parties to reflect conforming changes in the composition of the Backstop Parties and Backstop Commitment Percentages as a result of any Backstop Party Replacement in compliance with this Section 2.3(a).

(a) With respect to the Private Placement, during the two (2) Business Day period after receipt of written notice from the Credit Parties to all Commitment Parties of a Private Placement Party Default, which notice shall be given to all Commitment Parties promptly following the Credit Parties becoming aware of the occurrence of such Private Placement Party Default (such two (2) Business Day period, the “Private Placement Party Replacement Period”), the Commitment Parties (other than any Defaulting Private Placement Party) shall have the right, but not the obligation, to make arrangements for one or more of the Commitment Parties (other than any Defaulting Private Placement Party) to purchase all or any portion of the Private Placement Notes of such Defaulting Private Placement Party and assume the obligations of such Defaulting Private Placement Party (such purchase, a “Private Placement Party Replacement”)

on the terms and subject to the conditions set forth in this Agreement and in such amounts as may be agreed upon by all of the Commitment Parties electing to purchase all or any portion of the Private Placement Notes of such Defaulting Private Placement Party (such Commitment Parties, the “Replacement Private Placement Parties”). For the avoidance of doubt, such Private Placement Notes purchased by a Replacement Private Placement Party (i) shall not be included in the determination of (x) the Unsubscribed New Money First Lien Issuer Notes to be purchased by such Replacement Private Placement Party for all purposes hereunder, (y) the Backstop Commitment Percentage of such Replacement Private Placement Party for all purposes hereunder and (z) the Backstop Commitment of such Replacement Private Placement Party for purposes of the definition of the “Requisite Backstop Parties” and (ii) shall be included, among other things, in the determination of (x) the New Money First Lien Issuer Notes to be purchased by such Replacement Private Placement Party for all purposes hereunder, (y) the Private Placement Commitment Percentage of such Replacement Private Placement Party for all purposes hereunder and (z) the Private Placement Commitment of such Replacement Private Placement Party for purposes of the definition of the “Requisite Private Placement Parties”. If a Private Placement Party Default occurs, the Outside Date shall be delayed only to the extent necessary to allow for the replacement of the Defaulting Private Placement Party to be completed within the Private Placement Party Replacement Period. To the extent that Replacement Private Placement Parties elect to purchase all or any portion of the Private Placement Notes of such Defaulting Private Placement Party, each such Replacement Private Placement Party shall be required to pay its pro rata portion of the Private Placement Purchase Amount of such Defaulting Private Placement Party for the equivalent pro rata amount of Private Placement Notes of such Defaulting Private Placement Party elected to be purchased by such Replacement Private Placement Party. For the avoidance of doubt, any failure by a Replacement Private Placement Party to purchase Private Placement Notes in the event of a Private Placement Party Default shall not constitute a Backstop Party Default. Schedule 3 shall be revised as necessary without requiring a written instrument signed by the Credit Parties and the Requisite Private Placement Parties to reflect conforming changes in the composition of the Private Placement Parties and Private Placement Commitment Percentages as a result of any Private Placement Party Replacement in compliance with this Section 2.3(b).

(b) Notwithstanding anything in this Agreement to the contrary, (i) if a Backstop Party is a Defaulting Backstop Party, it shall not be entitled to any of the Commitment Premium (as defined below) applicable solely to such Defaulting Backstop Party provided, or to be provided, under or in connection with this Agreement, and (ii) if a Private Placement Party is a Defaulting Private Placement Party, it shall not be entitled to any of the Commitment Premium (as defined below) applicable solely to such Defaulting Private Placement Party provided, or to be provided, under or in connection with this Agreement.

(c) Nothing in this Agreement shall be deemed to require (i) a Backstop Party to purchase more than its Backstop Commitment Percentage of the Unsubscribed New Money First Lien Issuer Notes or (ii) a Private Placement Party to purchase more than its Private Placement Commitment Percentage of Private Placement Notes.

(d) For the avoidance of doubt, notwithstanding anything to the contrary set forth in Section 10.6 hereof, but subject to Section 11.10 hereof, no provision of this Agreement shall relieve any Defaulting Backstop Party or Defaulting Private Placement Party from any liability hereunder, or limit the availability of the remedies set forth in Section 11.9 hereof, in connection with a Defaulting Backstop Party’s Backstop Party Default or Defaulting Private Placement Party’s Private Placement Default, as applicable, under this Article II or otherwise.

Section 2.4 Funding.

(a) No later than the second (2nd) Business Day following the Early Participation Time, the Rights Offering Subscription Agent shall deliver to each Backstop Party a written notice (the “Funding Notice”) which shall set forth:

(i) the principal amount of Rights Offering Notes elected to be purchased by the Rights Offering Participants and the aggregate Purchase Price therefor;

(ii) the principal amount of Rights Offering Notes (excluding any Unsubscribed New Money First Lien Issuer Notes) to be issued and sold by the Issuer to such Backstop Party and the aggregate Purchase Price therefor (as it relates to each Backstop Party, such Backstop Party’s “Subscription Amount”);

(iii) the aggregate principal amount of Unsubscribed New Money First Lien Issuer Notes, if any, and the aggregate Purchase Price required for the purchase thereof;

(iv) the principal amount of Unsubscribed New Money First Lien Issuer Notes (based upon such Backstop Party’s Backstop Commitment Percentage) to be issued and sold by the Issuer to such Backstop Party and the aggregate Purchase Price therefor (as it relates to each Backstop Party, such Backstop Party’s “Backstop Amount” and, together with the Subscription Amount, the “Funding Amount”); and

(v) the account information (including wiring instructions) for the account to which such Backstop Party shall deliver and pay the Funding Amount (the “Subscription Account”).

The Credit Parties shall promptly direct the Rights Offering Subscription Agent to provide any written backup, information and documentation relating to the information contained in the Funding Notice as any Backstop Party may reasonably request.

(b) One (1) Business Day prior to the Closing Date, (i) each Backstop Party shall deliver and pay its Backstop Amount by wire transfer in immediately available funds in U.S. dollars into the Subscription Account in satisfaction of such Backstop Party’s Backstop Commitment and (ii) each Private Placement Party shall deliver and pay its respective Private Placement Commitment Percentage of the Private Placement Purchase Amount by wire transfer in immediately available funds in U.S. dollars as instructed by the Credit Parties to the Private Placement Parties at least two (2) Business Days prior to the Closing Date into a separate account designated by the Credit Parties for the Private Placement (the “Private Placement Account” and, together with the Subscription Account, the “Accounts”) in satisfaction of such Private Placement Party’s Private Placement Commitment.

Section 2.5 Closing.

(a) Subject to the satisfaction or waiver in accordance with this Agreement of the conditions set forth in Article VIII (other than conditions that by their terms are to be satisfied at the Closing), unless otherwise mutually agreed in writing between the Credit Parties and the Requisite Commitment Parties, the closing of the Backstop Commitments (the “Closing”) shall take place via electronic mail in portable document format (.pdf) on the Settlement Date. The date on which the Closing actually occurs shall be referred to herein as the “Closing Date.”

(a) At the Closing, the Issuers will issue the New Money First Lien Issuer Notes to (i) each Backstop Party (or to its designee in accordance with Section 2.8 hereof) against payment of such Backstop Party’s Backstop Amount, in satisfaction of such Backstop Party’s Backstop Commitment and (ii) each Private Placement Party (or to its designee in accordance with Section 2.8 hereof) against payment of such Private Placement Party’s Private Placement Commitment Percentage of the Private Placement Purchase Amount, in satisfaction of such Private Placement Party’s Private Placement Commitment. The New Money First Lien Issuer Notes will be delivered pursuant to this Section 2.5(b) and Section 3.1 into the account of the applicable Commitment Party through the facilities of DTC; provided, however, that to the extent DTC does not permit the New Money First Lien Issuer Notes to be deposited through its facilities, such securities will be delivered, at the option of such Commitment Party, in book entry form on the register of the Issuer’s transfer agent or in the form of physical notes to the account of such Commitment Party. Notwithstanding anything to the contrary in this Agreement, all New Money First Lien Issuer Notes will be delivered with all issue, stamp, transfer, sales and use, or similar transfer Taxes or duties that are due and payable (if any) in connection with such delivery duly paid by the Credit Parties.

Section 2.6 No Transfer of Backstop Commitments.

(a) Except as expressly set forth in Section 2.6(b) hereof, no Backstop Party (or any permitted transferee thereof) may Transfer all or any portion of its Backstop Commitment to any other Person, including, for the avoidance of doubt, the Credit Parties or any of the Credit Parties’ Affiliates.

(b) Each Backstop Party may Transfer all or any portion of its Backstop Commitment to any other Backstop Party that is not a Defaulting Backstop Party. In the event of a Transfer in accordance with this Section 2.6(b), such transferring Backstop Party shall have no liability under this Agreement arising solely from or related to the failure of such transferee Backstop Party to comply with the terms of this Agreement on or after the effective date of such Transfer and shall have no further obligations under this Agreement as of the effective date of such Transfer with respect to such Backstop Commitment.

(c) Any Transfer of Backstop Commitments made (or attempted to be made) in violation of this Agreement shall be deemed null and void ab initio and of no force or effect, regardless of any prior notice provided to the Parties or any Backstop Party, and shall not create (or be deemed to create) any obligation or liability of any other Backstop Party or any Credit Party to the purported transferee or limit, alter or impair any agreements, covenants, or obligations of the proposed transferor under this Agreement. After the Closing Date, nothing in this Agreement shall limit or restrict in any way the ability of any Backstop Party (or any permitted transferee thereof) to Transfer any of the New Money First Lien Issuer Notes or any interest therein.

Section 2.7 No Transfer of Private Placement Commitment. Prior to the Closing Date, no Private Placement Party and, in the event of a Private Placement Party Default, no Replacement Private Placement Party, may Transfer all or any portion of its Private Placement Commitment to any other Person (other than to another Private Placement Party that is not a Defaulting Private Placement Party), without the prior written consent of the Credit Parties. Any Transfer made in violation of this Section 2.7 shall be deemed null and void ab initio and of no force or effect, regardless of any prior notice provided to the Credit Parties or the Private Placement Parties, and shall not create any obligation or liability of any Credit Party or any Private Placement Party to the purported transferee. On and after the Closing Date, nothing in this Agreement shall limit or restrict in any way the ability of any Private Placement Party (or any permitted transferee thereof) to Transfer any of the New Money First Lien Issuer Notes or any interest therein.

Section 2.8 Designation Rights.

(a) Each Backstop Party shall have the right to designate by written notice to the Credit Parties no later than two (2) Business Days prior to the Closing Date that some or all of the Unsubscribed New Money First Lien Issuer Notes and Rights Offering Notes that it is obligated to purchase hereunder be issued in the name of, and delivered to a Related Purchaser of such Backstop Party upon receipt by the Credit Parties of payment therefor in accordance with the terms hereof, which notice of designation shall (i) be addressed to the Credit Parties and signed by such Backstop Party and each such Related Purchaser, (ii) specify the principal amount of Unsubscribed New Money First Lien Issuer Notes and Rights Offering Notes to be delivered to or issued in the name of such Related Purchaser and (iii) contain a confirmation by each such Related Purchaser of the accuracy of the representations set forth in Sections 6.4 through 6.6 hereof as applied to such Related Purchaser; provided, that no such designation pursuant to this Section 2.8(a) shall relieve such Backstop Party from its obligations under this Agreement.

(a) Each Private Placement Party shall have the right to designate by written notice to the Credit Parties no later than two (2) Business Days prior to the Closing Date that some or all of the Private Placement Notes that it is obligated to purchase hereunder be issued in the name of, and delivered to, a Related Purchaser of such Private Placement Party upon receipt by the Credit Parties of payment therefor in accordance with the terms hereof, which notice of designation shall (i) be addressed to the Credit Parties and signed by such Private Placement Party and each such Related Purchaser, (ii) specify the principal amount of Private Placement Notes to be delivered to or issued in the name of such Related Purchaser and (iii) contain a confirmation by each such Related Purchaser of the accuracy of the representations set forth in Sections 6.4 through 6.6 hereof as applied to such Related Purchaser; provided, that no such designation pursuant to this Section 2.8(b) shall relieve such Private Placement Party from its obligations under this Agreement.

Section 2.9 Notification of Aggregate Principal Amount of Exercised Subscription Rights. Upon request from (i) the Requisite Backstop Parties, (ii) the Requisite Private Placement Parties or (iii) the Advisors, from time to time prior to the Early Participation Time, the Credit Parties shall reasonably promptly notify, or cause the Rights Offering Subscription Agent to reasonably promptly notify, the Backstop Parties or the Private Placement Parties, as applicable, of the aggregate principal amount of Subscription Rights known by the Credit Parties or the Rights Offering Subscription Agent to have been exercised pursuant to the Rights Offering as of the most recent practicable time before such request.

Section 2.10 Rights Offering. The Rights Offering shall be conducted in reliance upon the exemption from registration under the Securities Act provided in Section 4(a)(2), in accordance with the Offering Memorandum, or another available exemption from registration under the Securities Act.

Section 2.11 Private Placement. The Private Placement shall be conducted in reliance upon the exemption from registration under the Securities Act provided in Section 4(a)(2) or another available exemption from registration under the Securities Act.

ARTICLE III

BACKSTOP AND PRIVATE PLACEMENT COMMITMENT PREMIUM

Section 3.1 The Commitment Premium Payable by the Credit Parties. Subject to Section 3.2 hereof, as consideration for the Commitments and the other agreements of the Commitment Parties in this Agreement, the Credit Parties shall pay or cause to be paid a nonrefundable aggregate premium to (i) each Backstop Party of (a) an aggregate premium of New Money First Lien Issuer Notes as set forth on Schedule 2, plus (b) an aggregate premium of First Lien Party City Exchange Notes as set forth on Schedule 2 (the “Backstop Commitment Premium”) and (ii) each Private Placement Party of an aggregate premium of New Money First Lien Issuer Notes as set forth on Schedule 3 (the “Private Placement Premium” and, together with the Backstop Commitment Premium, the “Commitment Premium”). The applicable Commitment Premium shall be payable in accordance with Section 2.5(b) and Section 3.2 hereof to the Commitment Parties (including any Replacement Backstop Party designated under Section 2.3(a) hereof or Replacement Private Placement Party designated under Section 2.3(b) hereof, but excluding any Defaulting Backstop Party or Defaulting Private Placement Party) or their Related Purchasers at the time the payment of the applicable Commitment Premium is made. The provisions for the payment of the applicable Commitment Premium, and the indemnification provided herein, are an integral part of the Transaction contemplated by this Agreement, and without these provisions the Commitment Parties would not have entered into this Agreement.

Section 3.2 Payment of the Commitment Premium. The Commitment Premium shall be fully earned and nonrefundable and shall be paid by the Credit Parties, free and clear of any withholding or deduction for any applicable Taxes, on the Closing Date as set forth above. For the avoidance of doubt, to the extent payable in accordance with the terms of this Agreement, the Backstop Commitment Premium will be payable regardless of the amount of Unsubscribed New Money First Lien Issuer Notes (if any). The Credit Parties shall satisfy their obligation to pay the applicable Commitment Premium on the Closing Date by issuing the principal amount of New Money First Lien Issuer Notes and additional First Lien Party City Exchange Notes, as applicable (rounding down to the nearest minimum denomination to avoid fractional notes), to each Commitment Party (or its Related Purchaser) equal to such Commitment Party’s Commitment Premium Amount.

Section 3.3 Tax Treatment. The Credit Parties and the Backstop Parties agree to treat the Backstop Premium as a premium payment in exchange for the issuance by the Backstop Parties to the Issuers of a put right with respect to the New Money First Lien Issuer Notes and shall file all Tax returns consistent with, and take no position inconsistent with, such treatment (whether in audits, Tax returns or otherwise) unless there is a change in applicable Law or unless required to do so pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES

Except as disclosed in the SEC Documents and as publicly available on the SEC’s Electronic Data-Gathering, Analysis and Retrieval System prior to the date hereof (excluding any disclosure contained in the “Forward-Looking Statements” or “Risk Factors” sections thereof, or any other statements that are similarly predictive or forward looking in nature), each of the Credit Parties, jointly and severally, hereby represents and warrants to the Commitment Parties as set forth below.

Section 4.1 Organization and Qualification. Each Credit Party has been duly incorporated or formed, as applicable, and is validly existing as a corporation or a limited liability company, as applicable, in good standing under the laws of the State of Delaware or Minnesota or other jurisdiction listed on Schedule I, as applicable, with corporate or limited liability company, as applicable, power and authority to own its respective properties and conduct its respective business as described in the Offering Memorandum, and has been duly qualified as a foreign corporation or limited liability company, as applicable, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not have a Material Adverse Effect (as defined below); and each Subsidiary of each Credit Party has been duly incorporated or formed, as applicable, and is validly existing as a corporation or a limited liability company, as applicable, in good standing under the laws of its jurisdiction of incorporation or formation, as applicable, with power and authority to own its properties and conduct its business as described in the Offering Memorandum, and has been duly qualified as a foreign corporation or limited liability company, as applicable, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no liability or disability by reason of the failure to be so qualified in any such jurisdiction, except as would not have a Material Adverse Effect.

Section 4.2 Corporate Power and Authority. Each Credit Party has the requisite corporate or limited liability company, as applicable, power and authority to execute and deliver this Agreement and each other Transaction Agreement, perform its obligations hereunder or thereunder, and consummate the Transaction contemplated hereby or thereby. This Agreement and each other Transaction Agreement has been duly authorized by each Credit Party.

Section 4.3 Execution and Delivery; Enforceability. This Agreement and each other Transaction Agreement has been, or will be on the Closing Date, duly executed and delivered by each Credit Party. Each Credit Party’s obligations hereunder and under each other Transaction Agreement constitute the valid and legally binding obligations of such Credit Party enforceable against such Credit Party in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity.

Section 4.4 Reserve Regulations. None of the Credit Parties or any of their respective Subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance, sale and delivery of the New Money First Lien Issuer Notes to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

Section 4.5 No Conflict. The execution, delivery and performance by each Credit Party of this Agreement and the other Transaction Agreements, the compliance by each Credit Party with this Agreement and the other Transaction Agreements and the consummation of the Transaction herein or therein contemplated (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Credit Parties or any of their respective Subsidiaries is a party or by which the Credit Parties or any of their respective Subsidiaries is bound or to which any of the property or assets of the Credit Parties or any of their respective Subsidiaries is subject, (ii) will not result in any violation of the provisions of the certificate of incorporation or by-laws, certificate of formation, limited liability company agreement or operating agreement or similar organizational documents of each Credit Party and (iii) will not result in any violation of any statute or any order, rule, regulation or other Law of any court or governmental agency or body having jurisdiction over the Credit Parties or any of their respective Subsidiaries, or any of their properties, except in the case of clause (i) above, for conflicts, breaches, violations or defaults that would not have, individually or in the aggregate, a Material Adverse Effect or affect the validity of the New Money First Lien Issuer Notes; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body or any party to any material Contract is required for the execution, delivery and performance by each Credit Party of this Agreement and compliance herewith, the sale of the New Money First Lien Issuer Notes by the Issuers or the consummation by the Credit Parties of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications that have already been obtained or as may be required under state securities or “Blue Sky” laws in connection with the purchase of the New Money First Lien Issuer Notes, the First Lien Party City Exchange Notes or the Private Placement Notes by the Commitment Parties.

Section 4.6 Arm’s-Length Dealing. Each Credit Party agrees that (a) each of the Commitment Parties is acting solely in the capacity of an arm’s-length contractual counterparty with respect to the Transaction contemplated hereby (including in connection with determining the terms of the Rights Offering and the Private Placement) and not as a financial advisor or a fiduciary to, or an agent of, the Credit Parties or any of their respective Subsidiaries and (b) no Commitment Party is advising the Credit Parties or any of their respective Subsidiaries as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.

Section 4.7 No Violation; Compliance with Laws. None of the Credit Parties or any of their respective Subsidiaries is (i) in violation of its certificate of incorporation or by-laws, certificate of formation, limited liability company agreement or operating agreement or similar organizational documents or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of (ii) above, to the extent that any such default would not, individually or in the aggregate, have a Material Adverse Effect.

Section 4.8 Legal Proceedings. There are no legal or governmental proceedings pending to which the Credit Parties or any of their respective Subsidiaries is a party or of which any property of the Credit Parties or any of their respective Subsidiaries is the subject, which, if determined adversely to the Credit Parties or any of their respective Subsidiaries, would individually or in the aggregate have a Material Adverse Effect on the current or future financial position, stockholders’ equity or results of operations of the Credit Parties or any of their respective Subsidiaries; and, to the best knowledge of the Credit Parties, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

Section 4.9 Tax Matters. Each of the Credit Parties and their respective Subsidiaries has timely filed, taking into account any applicable extensions, all income and other material Tax returns that it was required to file and has timely paid all income and other material Taxes due and owing whether or not shown on any Tax return. All Tax returns filed by the Credit Parties and their respective Subsidiaries were true, correct and complete in all material respects and were prepared in compliance with applicable Law. None of the Credit Parties or any of their respective Subsidiaries is a party to any material Tax allocation or material Tax sharing agreement with any third party (other than an agreement the principal purpose of which is not the sharing, assumption or indemnification of Tax). As of the date hereof, there is no outstanding audit, assessment, or written claim concerning any material Tax liability of the Credit Parties or any of their respective Subsidiaries, and none of the Credit Parties or any of their respective Subsidiaries has received from any Governmental Entity any written notice regarding any contemplated or pending audit, examination or other administrative proceeding or court proceeding concerning any material amount of Taxes imposed thereon.

Section 4.10 Material Contracts. HoldCo has filed with the SEC all material Contracts that are required to be filed as exhibits to HoldCo’s SEC Documents as of the date of this Agreement.

Section 4.11 No Stabilization. None of the Credit Parties or any of their respective Affiliates has taken nor will any such party take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Credit Parties to facilitate the sale or resale of the New Money First Lien Issuer Notes.

Section 4.12 Financial Data. The summary unaudited condensed consolidated financial data as of and for the three-year period ended December 31, 2019 and the three-month period ended March 31, 2020 of the Anagram Co-Issuer included in the Offering Memorandum present fairly in all material respects the financial position of the Anagram Co-Issuer as of the dates shown and the results of operations for the periods shown, other than the treatment of certain inter-company amounts, and such financial data have been prepared in conformity with GAAP, except that such unaudited financial statements do not contain footnotes required by GAAP.

Section 4.13 Compliance with Money Laundering Laws. The operations of the Credit Parties and their respective Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Credit Parties or any of their respective Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Credit Parties, threatened.

Section 4.14 Compliance with Sanctions Laws.

(a) None of the Credit Parties or any of their respective Subsidiaries or, to the knowledge of such Credit Party, any director, officer, agent, employee, affiliate or other person acting on behalf of such Credit Party or any of their respective Subsidiaries is currently subject to any U.S. Sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), nor are the Credit Parties or any of their respective Subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions. The Credit Parties will not directly or indirectly use the proceeds of the sale of the New Money First Lien Issuer Notes, or lend, contribute or otherwise make available such proceeds to any of their respective Subsidiaries, joint venture partners or other person, (i) to fund any activities of or business with any person that, at the time of such funding, is the subject of Sanctions, or is in Crimea, Cuba, Iran, North Korea and Syria or in any other country or territory that, at the time of such funding, is the subject of Sanctions, or (ii) in any other manner that will result in a violation by any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise) that is the subject of Sanctions.

(b) None of the Credit Parties or any of their respective Subsidiaries, or, to the knowledge of such Credit Party, any director, officer, agent, employee, affiliate or other person acting on behalf of the Credit Parties or any of their respective Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Credit Parties and, to the knowledge of such Credit Party, its respective affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

Section 4.15 Investment Company Act. None of the Credit Parties is an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

Section 4.16 Security Documents; Intercreditor Agreement. As of the Closing Date, each of the Security Documents and the Intercreditor Agreement will have been duly authorized, executed and delivered by the Issuers and the Guarantors party thereto, and will constitute a legal, valid and binding obligations of the Issuers and such Guarantors, enforceable against the Issuers and such Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Security Documents, when executed and delivered in connection with the issuance of the New Money First Lien Issuer Notes, will create in favor of the Collateral Trustee for the benefit of itself, the Trustee and the holders of the New Money First Lien Issuer Notes, legal, valid and enforceable security interests in the Collateral and, upon the making of such filings and taking of such other actions required to be taken by the applicable Security Documents (including the filings of appropriate financing statements with the office of the Secretary of State of the state of organization of each Issuer and the Guarantors, the filing of appropriate assignments or notices with the U.S. Patent and Trademark Office and the U.S. Copyright Office, and the taking of the other actions, in each case as further described in the Security Documents), the liens on such Collateral in favor of the Collateral Trustee for the benefit of itself, the Trustee and the holders of the New Money First Lien Issuer Notes will constitute perfected and continuing first-priority liens and prior to (except as otherwise provided for in the New Money First Lien Issuer Notes Indenture and the relevant Security Documents) the liens of all third Persons other than Permitted Liens.

Section 4.17 No Registration Rights. There are no persons with registration rights or other similar rights to have any Rights Offering Notes or Private Placement Notes registered for sale under the Securities Act, except for those rights which have been waived in writing prior to the date hereof.

Section 4.18 Labor Relations. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending, or, to the knowledge of the Credit Parties, threatened against the Credit Parties or any of their respective Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or, to the knowledge of the Credit Parties, threatened, against the Credit Parties or any of their respective Subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending, or, to the knowledge of the Credit Parties, threatened against the Credit Parties or any of their respective Subsidiaries and (C) no union representation question existing with respect to the employees of the Credit Parties or any of their respective Subsidiaries and, to the knowledge of the Credit Parties, no union organizing activities taking place, and (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.

Section 4.19 Intellectual Property. The Credit Parties and their respective Subsidiaries own or otherwise have the right to use all (i) patents, patent applications, and inventions (whether or not patentable), (ii) copyrights, copyright applications and other works of authorship, (iii) confidential and proprietary information (including know-how, trade secrets and other similar information, systems or procedures), (iv) trademarks, service marks, trade names, and registrations and applications therefore, and (v) all other intellectual property rights (collectively, “Intellectual Property”) necessary to carry on the businesses now operated by them. After the entry into the Intra-Company Agreements, the Issuer and its Subsidiaries own or otherwise will have the right to use all Intellectual Property necessary to carry on the businesses contemplated to be operated by them after the Transaction which will be consistent with the ownership or use rights possessed by the applicable party immediately prior to the date hereof. None of the Credit Parties or any of their respective Subsidiaries has received any notice, or is otherwise aware, of any infringement, misappropriation, dilution or other violation by the Credit Parties or their respective Subsidiaries of the rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property owned by the Credit Parties or their respective Subsidiaries invalid, unenforceable or inadequate to protect the interest of the Credit Parties or any of their respective Subsidiaries therein, except, in each case, where any of the foregoing, individually or in the aggregate, would not result in a Material Adverse Effect. To the knowledge of the Credit Parties, no third party has infringed, diluted, misappropriated or otherwise violated the Intellectual Property rights of the Credit Parties or any of their respective Subsidiaries, except as disclosed in the Offering Memorandum or the SEC Documents.

Section 4.20 Title to Real and Personal Property and Assets; Quality of Assets and Properties. The Credit Parties and their respective Subsidiaries have good and valid title in fee simple to all Real Property and good and valid title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Memorandum or such as would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect; and any Real Property and buildings held under lease by the Credit Parties and their respective Subsidiaries are held by them under valid, subsisting and enforceable leases except as would not, individually or in the aggregate, have a Material Adverse Effect.

Section 4.21 Employee Benefit Plans. Except as disclosed in the Offering Memorandum and the SEC Documents, with respect to each “employee benefit plan” (within the meaning of Section 3(3) of ERISA) for which the Credit Parties have any liability (whether absolute or contingent) (each, a “Company Plan”) and except as could not reasonably be expected to result in a Material Adverse Effect, (i) no failure to satisfy the minimum funding standards of Sections 302 and 303 of ERISA or Section 412 of the Code, or other event with respect to Company Plans subject to Title IV of ERISA of the kind described in Section 4043(c) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred; (ii) to the extent required by applicable law to be funded, the fair market value of the assets under each Company Plan exceeds the present value of all benefits accrued under such Company Plan (determined based on those assumptions used to fund such Company Plan); (iii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred, excluding transactions effected pursuant to a statutory or administrative exemption and (iv) each Company Plan is in material compliance with applicable law, including ERISA and the Code. None of the Credit Parties or any trade or business, whether or not incorporated, that, together with the Credit Parties, would be deemed to be a “single employer” pursuant to Section 4001(b) of ERISA or Section 414 of the Code has incurred or reasonably expects to incur any liability with respect to any Company Plan (A) under Title IV of ERISA (other than contributions to the Company Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) or (B) material liability in respect of any generally applicable post-employment health, medical or life insurance benefits for former, current or future employees of the Credit Parties or any Subsidiary, except as required to avoid excise tax under Section 4980B of the Code. No Company Plan is a “multiemployer pension plan” (as defined in Section 3(37) of ERISA). Each Company Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the Internal Revenue Service upon which it can rely and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification. To the knowledge of the Credit Parties, there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Company Plan that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect to the Credit Parties, Issuer or any of their respective Subsidiaries.

Section 4.22 Insurance. The Credit Parties and their respective Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business of the same or similar size and/or otherwise similarly situated, and all such insurance is in full force and effect. Each Credit Party has no reason to believe that it or any Subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. None of the Credit Parties or any of their respective Subsidiaries has been denied any insurance coverage that it has sought or for which it has applied.

Section 4.23 No Broker’s Fees. Such Credit Party is not a party to any Contract with any Person (other than with respect to the Transaction Agreements) that would give rise to a valid Claim against such Credit Party for a brokerage commission, finder’s fee or like payment in connection with the Rights Offering, the Private Placement or the issuance or sale of the New Money First Lien Issuer Notes, the First Lien Party City Exchange Notes or the Private Placement Notes, as applicable to such Credit Party.

Section 4.24 Solvency of Issuer. On the date hereof and on the Closing Date, both before and after giving effect to the Transaction, the use of proceeds from therefrom and the payment and accrual of all transaction costs in connection with the foregoing, the fair market value of the assets of the Issuer and its Subsidiaries, taken as a whole , is, on the date of determination, greater than the fair market value of the total amount of liabilities (including contingent and unliquidated liabilities) of the Issuer and its Subsidiaries, taken as a whole, as of such date and that, as of such date, the Issuer and its Subsidiaries, taken as a whole, are able to pay all liabilities of the Issuer and its Subsidiaries, taken as a whole, as such liabilities are expected to mature and do not have unreasonably small capital for its then current business activities. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF HOLDCO

Except as disclosed in the SEC Documents and as publicly available on the SEC’s Electronic Data-Gathering, Analysis and Retrieval System prior to the date hereof (excluding any disclosure contained in the “Forward-Looking Statements” or “Risk Factors” sections thereof, or any other statements that are similarly predictive or forward looking in nature), in addition to the representations and warranties set forth in Article IV, HoldCo hereby further represents and warrants to the Commitment Parties as set forth below.

Section 5.1 Authorized and Issued Capital Stock.

(a) HoldCo has an authorized capitalization as set forth in the Offering Memorandum, and all of the issued shares of capital stock of HoldCo have been duly and validly authorized and issued and are fully paid and non-assessable, and conform to the description of the stock contained in the SEC Documents and Offering Memorandum; and all of the issued shares of capital stock or other Equity Interests, as applicable, of each Subsidiary of HoldCo have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares and except as otherwise set forth in the SEC Documents and Offering Memorandum) are owned directly or indirectly by HoldCo, free and clear of all liens, encumbrances, equities or claims (other than liens arising under the Company’s existing secured indebtedness described in the SEC Documents and Offering Memorandum); and, except as set forth in the Offering Memorandum and SEC Documents, the stockholders of HoldCo have no warrants, options, subscriptions, convertible or exchange securities or preemptive or similar rights in respect of its capital stock.

(b) HoldCo has all consents, approvals and authorizations necessary for the issuance of the Shares pursuant to the Exchange Offer, and HoldCo has full right, power and authority to sell, assign, transfer and deliver the Shares to such Eligible Holders. The Shares have been duly authorized for issuance and sale to the Eligible Holders and, when issued and delivered by the Company, will be validly issued as fully paid and non-assessable Shares.

Section 5.2 No Material Adverse Effect.

(a) Neither HoldCo nor any of its Subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Offering Memorandum, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the SEC Documents or the Offering Memorandum.

(b) Since the respective dates as of which information is given in the SEC Documents, and except as otherwise described in or contemplated by the Offering Memorandum, (i) there has not been any change in the capital stock (other than as a result of the grant or exercise of stock options or award shares of restricted stock pursuant to employee benefit plans existing on the date of this Agreement and described in the SEC Documents) or long-term debt of HoldCo or any of its Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, business prospects, stockholders’ equity or results of operations of HoldCo and its Subsidiaries taken as a whole and/or the Issuer and its Subsidiaries taken as a whole (a “Material Adverse Effect”), and (ii) neither HoldCo nor any of its Subsidiaries has entered into any transaction or agreement that is material to HoldCo and its Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to HoldCo and its Subsidiaries taken as a whole.

Section 5.3 Compliance with FTC Requirements. HoldCo and its Subsidiaries are in material compliance with applicable requirements of the Federal Trade Commission (the “FTC”) rules governing franchising and applicable provisions of federal, state, local and other U.S. laws or regulations governing the business of a franchise or that are applicable to their business as presently conducted, except in each case as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.4 SEC Documents. Since December 31, 2019, HoldCo has filed all required reports, schedules, forms and statements with the SEC (such reports, schedules, forms and statements that have been so filed, the “SEC Documents”). As of their respective dates, and giving effect to any amendments or supplements thereto filed prior to the date of this Agreement, each of the SEC Documents that have been filed as of the date of this Agreement complied in all material respects with the requirements of the Securities Act or the Exchange Act applicable to such SEC Documents. The SEC Documents that have been filed prior to the date of this Agreement and incorporated by reference into the Offering Memorandum, after giving effect to any amendments or supplements thereto and to any subsequently filed SEC Documents, in each case filed prior to the date of this Agreement, do not contain any untrue statement of a material fact or omit a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 5.5 No Undisclosed Relationships; No Undisclosed Material Liabilities. No material relationship, direct or indirect, exists between or among HoldCo or any controlled affiliate of HoldCo, on the one hand, and any director, officer, member, stockholder, customer or supplier of HoldCo or any controlled affiliate of HoldCo, on the other hand, which is required by U.S. generally accepted accounting principles (“GAAP”) to be disclosed in HoldCo’s financial statements that is not so disclosed in the SEC Documents. There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by HoldCo or any controlled affiliate of HoldCo to or for the benefit of any of the officers or directors of HoldCo or any controlled affiliate of HoldCo or any of their respective family members. There are no liabilities or obligations of HoldCo or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined or determinable, and there is no existing condition, situation or set of circumstances that would reasonably be expected to result in such a liability or obligation other than: (i) liabilities or obligations disclosed and provided for in HoldCo’s balance sheet or in the notes thereto; (ii) liabilities or obligations incurred in the ordinary course of business consistent with past practices since December 31, 2019; and (iii) liabilities or obligations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.6 Licenses and Permits. HoldCo and its Subsidiaries possess all permits, licenses, consents, approvals, certificates and other authorizations (collectively, “Governmental Licenses”) issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Offering Memorandum and SEC Documents; HoldCo and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses other than as would not, individually or in the aggregate, have a Material Adverse Effect; all such Governmental Licenses are valid and in full force and effect other than as would not, individually or in the aggregate, have a Material Adverse Effect; and neither HoldCo nor any of its Subsidiaries has received any notice of proceedings related to the revocation or modification of any such Governmental Licenses or has any reason to believe that any such Governmental Licenses will not be renewed in the ordinary course.

Section 5.7 Internal Control Over Financial Reporting. HoldCo maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by HoldCo’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. HoldCo’s internal control over financial reporting is effective for purposes of Rules 13a-15 and 15d-15 under the Exchange Act and HoldCo is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included or incorporated by reference in the Offering Memorandum, there has been no change in HoldCo’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, HoldCo’s internal control over financial reporting.

Section 5.8 Disclosure Controls and Procedures. HoldCo maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the HoldCo and its Subsidiaries is made known to HoldCo’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

Section 5.9 Sarbanes-Oxley Act Compliance. Since October 17, 2013, there is and has been no failure on the part of HoldCo or any of HoldCo’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

Section 5.10 Financial Statements; Independent Auditors.

(a) The audited consolidated balance sheet of HoldCo as at December 31, 2019 and the related consolidated statements of operations and of cash flows for the fiscal year then ended, accompanied by a report thereon by Ernst & Young LLP (collectively, the “Financial Statements”), present fairly the consolidated financial condition of HoldCo as at such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal year then ended, except as otherwise expressly noted therein. All such Financial Statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved, except as otherwise expressly noted therein; and

(a) Ernst & Young LLP, who have certified certain Financial Statements of HoldCo and its Subsidiaries, are independent public accountants as required by the Securities Act and the rules and regulations of the SEC thereunder.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE COMMITMENT PARTIES

Each Commitment Party represents and warrants as to itself only (unless otherwise set forth herein, as of the date of this Agreement and as of the Closing Date) as set forth below (with the exception of Section 6.7 hereof, with respect to which the Private Placement Parties make no representation or warranty on the date hereof or on any other date).

Section 6.1 Incorporation. Such Commitment Party is a legal entity duly organized, validly existing and, if applicable, in good standing (or the equivalent thereof) under the Laws of its jurisdiction of incorporation or organization.

Section 6.2 Corporate Power and Authority. Such Commitment Party has the requisite power and authority (corporate or otherwise) to enter into, execute and deliver this Agreement and each other Transaction Agreement to which such Commitment Party is a party and to perform its obligations hereunder and thereunder and has taken all necessary actions (corporate or otherwise) required for the due authorization, execution, delivery and performance by it of this Agreement and the other Transaction Agreements to which such Commitment Party is a party.

Section 6.3 Execution and Delivery. This Agreement and each other Transaction Agreement to which such Commitment Party is a party (a) has been, or prior to its execution and delivery will be, duly and validly executed and delivered by such Commitment Party and (b) will constitute valid and legally binding obligations of such Commitment Party, enforceable against such Commitment Party in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar Laws limiting creditors’ rights generally or by equitable principles relating to enforceability.

Section 6.4 No Registration.

(a) Such Commitment Party understands that the New Money First Lien Issuer Notes, the First Lien Party City Exchange Notes and the Private Placement Notes issued to any Commitment Party in satisfaction of the applicable Commitment and Commitment Premium (i) have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends on, among other things, the bona fide nature of the investment intent and the accuracy of such Commitment Party’s representations as expressed herein or otherwise made pursuant hereto, and (ii) cannot be sold unless subsequently registered under the Securities Act or an exemption from registration is available.

(b) Such Commitment Party represents and warrants that it has not engaged and will not engage in any form of general solicitation or general advertising in any manner involving a public offering within the meaning of Section 4(a)(2) to investors with respect to offers or sales of the New Money First Lien Issuer Notes, the First Lien Party City Exchange Notes or the Private Placement Notes issued to such Commitment Party in satisfaction of the applicable Commitment and Commitment Premium, in each case under circumstances that would cause the offering or issuance of the New Money First Lien Issuer Notes, the First Lien Party City Exchange Notes or the Private Placement Notes not to be exempt from registration under the Securities Act pursuant to Section 4(a)(2) or any other applicable exemption.

(c) The purchase of the New Money First Lien Issuer Notes, the First Lien Party City Exchange Notes or the Private Placement Notes by the Commitment Parties, as applicable, has not been solicited by or through anyone other than the Issuer or the other Credit Parties.

(d) The Commitment Parties will not sell, transfer or otherwise dispose of the New Money First Lien Issuer Notes, the First Lien Party City Exchange Notes or the Private Placement Notes or any interest therein, except in accordance herewith, in a registered transaction or in a transaction exempt from or not subject to the registration requirements of the Securities Act.

Section 6.5 Purchasing Intent. With respect to the Private Placement, the Private Placement Parties are acquiring the Private Placement Notes and the New Money First Lien Issuer Notes, and with respect to the Rights Offering, each Backstop Party is acquiring the Unsubscribed New Money First Lien Issuer Notes, the Rights Offering Notes and the First Lien Party City Exchange Notes issued to such Backstop Party, in satisfaction of its Commitment and applicable Commitment Premium, in each case, for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof not in compliance with applicable securities laws, and each such Commitment Party has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable securities laws.

Section 6.6 Sophistication; Evaluation. Such Commitment Party has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the New Money First Lien Issuer Notes, the First Lien Party City Exchange Notes and the Private Placement Notes, as applicable. Such Commitment Party is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act or a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act. Such Commitment Party understands and is able to bear any economic risks associated with such investment (including the necessity of holding such securities for an indefinite period of time). Except for the representations and warranties expressly set forth in this Agreement or any other Transaction Agreement, such Commitment Party has independently evaluated the merits and risks of its decision to enter into this Agreement. Such Commitment Party acknowledges that it (i) has been furnished with or has had full access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the New Money First Lien Issuer Notes, the First Lien Party City Exchange Notes and the Private Placement Notes, as applicable, and (ii) has had an opportunity to discuss with management of HoldCo the intended business and financial affairs of HoldCo and its Subsidiaries and to obtain information necessary to verify any information furnished to it or to which it had access.

Section 6.7 Senior Notes. Solely with respect to the Backstop Parties for purposes of this Section 6.7:

(a) As of the date hereof, each Backstop Party or its Affiliates, as applicable, were, collectively, the beneficial owner of, or the investment advisor or manager for the beneficial owner of, the aggregate principal amount of Senior Notes as set forth adjacent to such Backstop Party’s name under the column titled “Senior Notes” on Schedule 4 attached hereto.

(a) As of the date hereof, such Backstop Party or its applicable Affiliates has the full power to vote, dispose of and compromise at least the aggregate principal amount of the Senior Notes set forth adjacent to such Backstop Party’s name under the column titled “Senior Notes” on Schedule 4 attached hereto.

Section 6.8 No Conflict. The execution and delivery by such Commitment Party of this Agreement and the other Transaction Agreements to which it is a party, the compliance by such Commitment Party with the provisions hereof and thereof and the consummation of the Transaction contemplated herein and therein will not (a) result in any violation of the provisions of the organizational or governing documents of such Commitment Party, or (b) result in any violation of any Law or Order applicable to such Commitment Party or any of its properties.

Section 6.9 Consents and Approvals. No consent, approval, authorization, Order, registration or qualification of or with any Governmental Entity having jurisdiction over such Commitment Party or any of its properties is required for the execution and delivery by such Commitment Party of this Agreement and each other Transaction Agreement to which such Commitment Party is a party, the compliance by such Commitment Party with the provisions hereof and thereof and the consummation of the Transaction (including the purchase by each Backstop Party of its Backstop Commitment Percentage or its portion of the Rights Offering Notes, and the purchase by the Private Placement Parties of the Private Placement Notes) contemplated herein and therein.

Section 6.10 No Broker’s Fees. Such Commitment Party is not a party to any Contract with any Person (other than with respect to the Transaction Agreements) that would give rise to a valid Claim against such Commitment Party for a brokerage commission, finder’s fee or like payment in connection with the Rights Offering, the Private Placement or the issuance or sale of the New Money First Lien Issuer Notes, the First Lien Party City Exchange Notes or the Private Placement Notes, as applicable, to such Commitment Party.

Section 6.11 Legal Proceedings. There are no legal, governmental, administrative, judicial or regulatory investigations, audits, actions, suits, claims, arbitrations, demands, demand letters, claims, notices of noncompliance or violations, or proceedings, pending to which such Commitment Party or any of its Subsidiaries is a party, in each case that will prohibit, delay, or materially and adversely impact such Commitment Party’s performance of its obligations under this Agreement or the other Transaction Agreements; and, to the knowledge of the Commitment Parties, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

Section 6.12 Sufficiency of Funds. As of the date of funding of the Backstop Amount and the Private Placement Purchase Amount pursuant to Section 2.4(b), as applicable, each Commitment Party reasonably expects to have available funds sufficient to pay its Backstop Amount and the Private Placement Purchase Amount, as applicable. For the avoidance of doubt, such Commitment Party acknowledges that its obligations under this Agreement and the other Transaction Agreements are not conditioned in any manner upon its obtaining financing.

ARTICLE VII

ADDITIONAL COVENANTS

Section 7.1 Commercially Reasonable Efforts. Without in any way limiting any other respective obligation of the Credit Parties or any Commitment Party in this Agreement, each Party shall use commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable in order to consummate and make effective the Transaction contemplated by this Agreement, including using commercially reasonable efforts in:

(i) timely preparing and filing all documentation reasonably necessary to effect all necessary notices, reports and other filings of such Person and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or Governmental Entity;

(ii) defending any causes of action, suits, or legal or regulatory proceedings or any other action taken by any Person in any way challenging (A) this Agreement or any other Transaction Agreement or (B) the consummation of the Transaction contemplated hereby and thereby, including seeking to have any stay or temporary restraining order entered by any Governmental Entity vacated or reversed; and

(iii) working together in good faith to finalize the Transaction Agreements and all other documents relating thereto,

provided that the obligations of each Private Placement Party under this Section 7.1 is limited to Transaction Agreements to which it is a party and the Private Placement.

Section 7.2 [Reserved].

Section 7.3 No Integration; No General Solicitation. Neither the Credit Parties nor any of their affiliates (as defined in Rule 501(b) of Regulation D promulgated under the Securities Act) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act) that is or will be integrated with the sale of the New Money First Lien Issuer Notes in a manner that would require registration of the New Money First Lien Issuer Notes to be issued by the Credit Parties on the Closing Date under the Securities Act. None of the Credit Parties or any of their affiliates or any other Person acting on its or their behalf will solicit offers for, or offer or sell, any New Money First Lien Issuer Notes by means of any form of general solicitation or general advertising in any manner involving a public offering within the meaning of Section 4(a)(2).

Section 7.4 Listing. The issued shares of common stock of HoldCo shall remain listed on the New York Stock Exchange (“NYSE”) at Closing.

Section 7.5 Amendments to the Senior Credit Facilities. The Credit Parties shall not amend, modify, waive, or otherwise alter (or seek to amend, modify, waive, or otherwise alter) the Senior Credit Facilities or any provisions contained therein in any manner that would be materially adverse to the Commitment Parties without the prior written consent of the Requisite Commitment Parties, which shall be given in their sole discretion.

Section 7.6 Unrestricted Subsidiary Designation Under the Senior Credit Facilities. The Issuers and their respective Subsidiaries shall be designated as unrestricted subsidiaries under the Credit Agreements at or substantially concurrent with Closing, and evidence of the release of Liens and guarantees with respect thereto and copies of UCC filings shall have been delivered to the Collateral Trustee in form and substance reasonably satisfactory to the Collateral Trustee and the Commitment Parties.

Section 7.7 Incurrence of Additional Debt Obligations. The Credit Parties shall not incur, create, assume, guarantee or otherwise become liable for any additional obligation for borrowed money, purchase money indebtedness or any additional obligation of any other person or entity, whether or not evidenced by a note, bond, debenture, guarantee, indemnity, letter of credit or similar instrument, except (i) in the ordinary course of business consistent with past practice or (ii) in connection with the Transaction as contemplated by the Transaction Agreements (including the Transaction Term Sheet) as they exist on the date hereof, in each case as otherwise not prohibited under this Agreement.

Section 7.8 Alternative Transactions. The Credit Parties shall not engage in negotiations or otherwise pursue or enter into any Alternative Transaction on or prior to Closing.

Section 7.9 DTC Eligibility. To the extent permitted by DTC, the Credit Parties shall use commercially reasonable efforts to promptly make all New Money First Lien Issuer Notes deliverable to the Commitment Parties eligible for deposit with DTC.

Section 7.10 Use of Proceeds. The Issuer will apply the proceeds from the Private Placement, the exercise of the Subscription Rights and the sale of the Unsubscribed New Money First Lien Issuer Notes for payment of a distribution to Holdings in an amount equal to no more than $90.0 million, and the remaining $10.0 million of proceeds will be available to be used by the Issuer for working capital and general corporate purposes and be subject to an agreed restricted payment covenant and each other covenant in the New Money First Lien Issuer Notes Indenture. The Issuers agree that, at Closing, a portion of the “Due from affiliates” balance on the Issuers’ balance sheet will be reallocated to the “accounts receivable” balance on the Issuers’ balance sheet (net of accounts payable) in an amount equal to the greater of (1) actual purchases by Affiliates (domestic and international) of the Issuers from either Issuer and their subsidiaries in the 60 days prior to Closing and (2) $7.9 million (with half due within 30 days after Closing and half due within 60 days after Closing). At Closing the Issuers shall provide a certificate of an officer of the Issuer confirming the amount of the “accounts receivable” balance as described in the preceding sentence.

Section 7.11 Notes Legend. Each certificate evidencing Rights Offering Notes and Private Placement Notes that are issued in connection with this Agreement shall be stamped or otherwise imprinted with a legend (the “Legend”) in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [DATE OF ISSUANCE], HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER.”

In the event that any such Rights Offering Notes or Private Placement Notes are uncertificated, such Rights Offering Notes or Private Placement Notes shall be subject to a restrictive notation substantially similar to the Legend in the stock ledger or other appropriate records maintained by the Credit Parties or agent and the term “Legend” shall include such restrictive notation.

The Credit Parties shall remove the Legend (or restrictive notation, as applicable) set forth above from the certificates evidencing any such shares (or the stock ledger or other appropriate Credit Parties’ records, in the case of uncertified shares) at any time after the restrictions described in such Legend cease to be applicable, including, as applicable, when such shares may be sold under Rule 144 of the Securities Act without volume or manner of sale restrictions by any holder which is not an affiliate of the Issuer. The Credit Parties may reasonably request such opinions, certificates or other evidence that such restrictions or conditions no longer apply as a condition to removing the Legend.

ARTICLE VIII

CONDITIONS TO THE OBLIGATIONS OF THE PARTIES

Section 8.1 Conditions to the Obligations of the Commitment Parties. The obligation of each Commitment Party to consummate the Transaction contemplated hereby shall be subject to (unless waived or amended in accordance with Section 8.2 hereof) the satisfaction of the following conditions prior to or at the Closing:

(a) Exchange Offer and Consent Solicitation. The Exchange Offer and Consent Solicitation shall have been consummated or shall be consummated substantially concurrent with Closing, in all material respects, in accordance with the Transaction Agreements, and the Settlement Date shall have occurred or shall occur substantially concurrent with Closing.

(b) Rights Offering. The Rights Offering shall have been conducted, in all material respects, in accordance with the Transaction Agreements, and the Early Participation Time shall have occurred.

(c) Opinions. The Commitment Parties shall have received, on the Closing Date, opinions of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Credit Parties, and customary local counsel opinion from counsel qualified to render opinions under the laws of Minnesota, dated as of the Closing Date, which shall be reasonably satisfactory to the Commitment Parties in all respects.

(d) Fees and Expense Reimbursement. The Credit Parties shall have paid (or such amounts shall be paid concurrently with the Closing) all fees and expense reimbursement amounts invoiced through the Closing Date of each Commitment Party as required in accordance with the terms of the Transaction Support Agreement or the Private Placement Commitment Agreement (as defined in the Transaction Support Agreement) among the Credit Parties and such Commitment Party.

(e) Consents. All governmental and third-party notifications, filings, consents, waivers and approvals set forth on Schedule 6 and required for the consummation of the Transaction contemplated by this Agreement or the other Transaction Agreements shall have been made or received.

(f) No Legal Impediment to Issuance. No Law or Order shall have been enacted, adopted or issued by any Governmental Entity that prohibits the Transaction contemplated by this Agreement or the other Transaction Agreements.

(g) Representations and Warranties.

(i) The representations and warranties of the Credit Parties and HoldCo, as applicable, contained in Sections 4.1 (Organization and Qualification), 4.2 (Corporate Power and Authority), 4.3 (Execution and Delivery; Enforceability), 4.5 (No Conflict) (but only with respect to clauses (ii) and (iii)), 4.7 (No Violation; Compliance with Laws), 4.13 (Compliance with Money Laundering Laws), 4.14 (Compliance with Sanctions Laws), 4.15 (Investment Company Act), 4.16 (Security Documents; Intercreditor Agreement) (but as it relates to perfection of the security interests under the Security Documents, only to the extent any such security interest may be perfected by the filing of a financing statement under the Uniform Commercial Code), 4.24 (Solvency of Issuer) and 5.1 (Authorized and Issued Capital Stock) shall be true and correct in all respects on and as of the date of this Agreement and the Closing Date with the same effect as if made on and as of the Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date).

(ii) The representations and warranties of the Credit Parties and HoldCo, as applicable, contained in this Agreement other than those referred to in clause (i) above shall be true and correct (disregarding all materiality or Material Adverse Effect qualifiers) on and as of the date of this Agreement and the Closing Date with the same effect as if made on and as of the Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date), except where the failure to be so true and correct would not have, individually or in the aggregate, a Material Adverse Effect.

(h) Covenants. The Credit Parties shall have performed and complied, in all material respects, in the reasonable determination of the Requisite Commitment Parties, with all of their respective covenants and agreements contained in this Agreement that contemplate, by their terms, performance or compliance on or prior to the Closing Date.

(i) Material Adverse Effect; No Defaults. Since March 31, 2020, there shall not have occurred, and there shall not exist (i) any Event that has had or reasonably would be expected to have, individually or in the aggregate, a Material Adverse Effect, or (ii) any default or event of default under any material Contract, including any Default or Event of Default (as each is defined under each Senior Credit Facility) that has occurred and is continuing under any Senior Credit Facility.

(j) Officer’s Certificate. The Commitment Parties shall have received on and as of the Closing Date a certificate of the chief executive officer or chief financial officer of HoldCo confirming that the conditions set forth in Sections 8.1(g), (h), and (i) hereof have been satisfied.

(k) Commitment Premium. The Credit Parties shall have paid (or such amounts shall be paid concurrently with the Closing) to each Commitment Party the applicable Commitment Premium payable to such Commitment Party as set forth in Section 3.2 hereof.

(l) Funding Notice. The Commitment Parties shall have received the Funding Notice in accordance with the terms of this Agreement.

(m) Transaction Support Agreement. The Transaction Support Agreement shall be in full force and effect and shall have not been terminated.

(n) Execution of the Definitive Documents. Entry into the Definitive Documents, including the Intercreditor Agreement, as required in accordance with the terms of the Transaction Support Agreement and each Private Placement Commitment Agreement, in each case reasonably acceptable in form and substance to (i) the Requisite Backstop Parties and (ii) the Requisite Private Placement Parties.

(o) Execution of Certain Intra-Company Agreements. The Credit Parties and the Anagram Co-Issuer shall have entered into the Intra-Company Agreements, in each case acceptable in form and substance to the Requisite Backstop Parties and Requisite Private Placement Parties.

(p) Security Documents.

(i) The Commitment Parties shall have received each of the Security Documents, duly executed and delivered by the Issuers and the Guarantors and the Collateral Trustee;

(ii) The Commitment Parties shall have received the results of a recent lien search with respect to the Issuers and the Guarantors in the jurisdiction where each such Issuer and Guarantor is located, and such search results shall reveal no liens on any assets of the Issuers and the Guarantors except for Permitted Liens or liens discharged substantially concurrently with or prior to the Closing Date;

(iii) The Commitment Parties shall have received appropriate UCC and intellectual property filings with respect to the Collateral, duly executed to the extent applicable, which are in a form ready to be filed, in form and substance reasonably satisfactory to the Commitment Parties; and

(iv) With respect to any Collateral that is required to be delivered pursuant to the terms of the Security Agreement, the Credit Parties shall have used commercially reasonable efforts to deliver (or cause to be delivered) collateral trust letter(s) (or the equivalent thereof) in form and substance reasonably satisfactory to the Commitment Parties and the Credit Parties.

Section 8.2 Waiver or Amendment of Conditions to the Obligations of the Commitment Parties. All or any of the conditions set forth in Sections 8.1(a), (b), (c), (e), (g), (h), (i), (j), (l), (n), (o) and (p) hereof may only be waived or amended in whole or in part with respect to all Commitment Parties by a written instrument executed by the Requisite Commitment Parties in their sole discretion, and if so waived, all Commitment Parties shall be bound by such waiver or amendment. Any of the conditions not listed in the preceding sentence may only be waived or amended in whole or in part with respect to all Commitment Parties by a written instrument executed by all Commitment Parties.

Section 8.3 Conditions to the Obligations of the Credit Parties. The obligations of the Credit Parties to consummate the Transaction contemplated hereby at Closing with any Commitment Party is subject to (unless waived by the Credit Parties in writing in their sole discretion) the satisfaction of each of the following conditions:

(a) Exchange Offer and Consent Solicitation. The Exchange Offer and Consent Solicitation shall have been consummated or are being consummated substantially concurrent with Closing, in all material respects, in accordance with the Transaction Agreements, and the Settlement Date shall have occurred or is occurring substantially concurrent with Closing.

(b) Rights Offering. The Early Participation Time shall have occurred, and the Credit Parties shall have received at least $100.0 million in cash pursuant to the Rights Offering and the Private Placement.

(c) No Legal Impediment to Issuance. No Law or Order shall have been enacted, adopted or issued by any Governmental Entity that prohibits the Transaction contemplated by this Agreement.

(d) Representations and Warranties. The representations and warranties of the Commitment Parties contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct in all material respects only as of the specified date), except for such representations and warranties in respect of which the failure to be true and correct in all material respects would not reasonably be expected to, individually or in the aggregate, have a material and adverse effect on the ability of such Commitment Parties to consummate the Transaction.

(e) Covenants. The Commitment Parties shall have performed and complied, in all material respects, with all of their respective covenants and agreements contained in this Agreement that contemplate, by their terms, performance or compliance prior to the Closing Date.

(f) Transaction Support Agreement. The Transaction Support Agreement shall be in full force and effect and shall have not been terminated as to all parties thereto.

ARTICLE IX

INDEMNIFICATION AND CONTRIBUTION

Section 9.1 Indemnification Obligations. Subject to the limitations set forth in this Article IX, from and after the date of this Agreement, the Credit Parties (collectively, the “Indemnifying Parties” and each, an “Indemnifying Party”) shall, jointly and severally, indemnify and hold harmless each Commitment Party and its Affiliates, Related Funds, equity holders, members, partners, general partners, managers and its and their respective Representatives and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and costs and expenses (other than Taxes of the Commitment Parties except to the extent otherwise provided for in Section 2.5(b) of this Agreement) (collectively, “Losses”) that any such Indemnified Person may incur or to which any such Indemnified Person may become subject arising out of or in connection with this Agreement and the Transaction contemplated hereby, including the Backstop Commitment, the Rights Offering, the Private Placement, the payment of the Commitment Premium or the use of the proceeds of the Rights Offering or the Private Placement, or any claim, challenge, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified Person is a party thereto, whether or not such proceedings are brought by the Credit Parties, their respective equity holders, Affiliates, Related Funds, creditors or any other Person, and reimburse each Indemnified Person upon demand for reasonable documented out-of-pocket (with such documentation subject to redaction only to preserve attorney client and work product privileges) legal or other third-party expenses actually incurred in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuit, investigation, claim or other proceeding relating to any of the foregoing (including in connection with the enforcement of the indemnification obligations set forth herein), irrespective of whether or not the Transaction contemplated by this Agreement is consummated or whether or not this Agreement is terminated; provided that the foregoing indemnity will not, as to any Indemnified Person, apply to Losses (a) as to a Defaulting Backstop Party or its Related Parties related to a Backstop Party Default by such Defaulting Backstop Party or its Related Parties, (b) as to a Defaulting Private Placement Party or its Related Parties related to a Private Placement Party Default by such Defaulting Private Placement Party or its Related Parties or (c) to the extent they are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the willful misconduct or gross negligence of such Indemnified Person (except that this Section 9.1(c) shall not apply if the finding of willful misconduct or gross negligence arises solely out of the Indemnified Person’s participation in the Transaction in accordance with the terms contemplated by the Transaction Agreements (which, for the avoidance of doubt, shall not include any finding of willful misconduct or gross negligence that arises out of or is in connection with any act or failure to act on the part of the Indemnified Person which are beyond the terms of the Transaction Agreements)).

Section 9.2 Indemnification Procedure. Promptly after receipt by an Indemnified Person of notice of the commencement of any claim, challenge, litigation, investigation or proceeding (an “Indemnified Claim”), such Indemnified Person will, if a claim is to be made hereunder against the Indemnifying Party in respect thereof, notify the Indemnifying Party promptly in writing of the commencement thereof; provided, that (a) the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have hereunder except to the extent that it has been materially prejudiced by such failure and (b) the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have to such Indemnified Person otherwise than on account of this Agreement. In case any such Indemnified Claims are brought against any Indemnified Person and such Indemnified Person notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and, at its election by providing written notice to such Indemnified Person, the Indemnifying Party will be entitled to assume the defense thereof, with counsel reasonably acceptable to such Indemnified Person; provided, that if the parties (including any impleaded parties) to any such Indemnified Claims include both such Indemnified Person and the Indemnifying Party and based on advice of such Indemnified Person’s counsel there are legal defenses available to such Indemnified Person that are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Indemnified Claims. Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election to so assume the defense of such Indemnified Claims with counsel reasonably acceptable to the Indemnified Person, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof or participation therein (other than reasonable documented out-of-pocket costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel (in addition to any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel representing the Indemnified Person who is party to such Indemnified Claims (in addition to one local counsel in each jurisdiction where local counsel is required), (ii) the Indemnifying Party shall not have employed counsel reasonably acceptable to such Indemnified Person to represent such Indemnified Person within a reasonable time after the Indemnifying Party has received notice of commencement of the Indemnified Claims from, or delivered on behalf of, the Indemnified Person, (iii) after the Indemnifying Party assumes the defense of the Indemnified Claims, the Indemnified Person determines in good faith that the Indemnifying Party has failed or is failing to defend such claim and provides written notice of such determination and the basis for such determination, and such failure is not reasonably cured within ten (10) Business Days following receipt of such notice by the Indemnifying Party, or (iv) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person.

Section 9.3 Settlement of Indemnified Claims. The Indemnifying Party shall not be liable for any settlement of any Indemnified Claims effected by such Indemnified Person without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed). If any settlement of any Indemnified Claims is consummated with the written consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such Indemnified Claims, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all Losses by reason of such settlement or judgment to the extent such Losses are otherwise subject to indemnification by the Indemnifying Party hereunder in accordance with, and subject to the limitations of, this Article IX. Notwithstanding anything in this Article IX to the contrary, if at any time an Indemnified Person shall have requested the Indemnifying Party to reimburse such Indemnified Person for legal or other expenses in connection with investigating, responding to or defending any Indemnified Claims as contemplated by this Article IX, the Indemnifying Party shall be liable for any settlement of any Indemnified Claims effected without its written consent if (i) such settlement is entered into more than thirty (30) days after receipt by the Indemnifying Party of such request for reimbursement and (ii) the Indemnifying Party shall not have reimbursed such Indemnified Person in accordance with such request prior to the date of such settlement. The Indemnifying Party shall not, without the prior written consent of an Indemnified Person (which consent shall be granted or withheld, conditioned or delayed in the Indemnified Person’s sole discretion), effect any settlement of any pending or threatened Indemnified Claims in respect of which indemnity or contribution has been sought hereunder by such Indemnified Person unless (i) such settlement includes an unconditional release of such Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such Indemnified Claims and (ii) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

Section 9.4 Contribution. If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless from Losses that are subject to indemnification pursuant to Section 9.1 hereof, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such Losses in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, but also the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, as well as any relevant equitable considerations. It is hereby agreed that the relative benefits to the Indemnifying Party, on the one hand, and all Indemnified Persons, on the other hand, shall be deemed, with respect to the Commitment Parties, to be in the same proportion as (a) the total value received or proposed to be received by the Credit Parties from the Commitment Parties pursuant to the issuance and sale of the New Money First Lien Issuer Notes in the Rights Offering and the Private Placement and the Funding Amount contemplated by this Agreement bears to (b) the Commitment Premium paid or proposed to be paid to the Commitment Parties. Subject to Section 9.6 hereof, the Indemnifying Parties also agree that no Indemnified Person shall have any liability based on their comparative or contributory negligence to the Indemnifying Parties in connection with an Indemnified Claim.

Section 9.5 Treatment of Indemnification Payments. All amounts paid by an Indemnifying Party to an Indemnified Person under this Article IX shall, to the extent permitted by applicable Law, be treated as adjustments to the Purchase Price solely for Tax purposes. The provisions of this Article IX are an integral part of the Transaction contemplated by this Agreement and without these provisions the Commitment Parties would not have entered into this Agreement.

Section 9.6 Survival of Representations, Warranties, Covenants, Indemnities and Agreements. All representations, warranties, covenants and agreements made in this Agreement shall survive the Closing, except for covenants and agreements that by their express terms are to be satisfied at Closing, and will remain operative and in full force and effect until the latest date permitted by applicable Law, including the indemnification and other obligations of the Credit Parties pursuant to this Article IX and the other obligations set forth in Section 10.6.

ARTICLE X

TERMINATION

Section 10.1 Consensual Termination. This Agreement may be terminated and the Transaction contemplated hereby may be abandoned at any time prior to the Closing Date by mutual written consent of the Credit Parties and the Requisite Commitment Parties.

Section 10.2 Automatic Termination; General. This Agreement shall automatically terminate:

(a) upon Closing;

(b) if the Transaction Support Agreement is terminated in accordance with its terms with respect to all Parties thereto;

(c) if the Exchange Offer, Consent Solicitation and Rights Offering are not launched on or before 11:59 p.m., New York City time, on June 29, 2020 (or such later date as agreed to by the Requisite Commitment Parties) in a manner consistent with the Transaction Agreements;

(d) if the Closing Date has not occurred by (x) 11:59 p.m., New York City time on August 3, 2020 (as it may be extended pursuant to Section 2.3(a) or Section 2.3(b) hereof) or (y) such later date as agreed to by each Commitment Party (other than a Commitment Party that has used its right to terminate this Agreement with respect to itself pursuant to Section 10.5(a)) and the Credit Parties (the “Outside Date”);

(e) if any Credit Party is adjudged bankrupt or insolvent, files a voluntary petition for relief seeking bankruptcy, dissolution, winding up, liquidation or other relief, under any bankruptcy, insolvency or similar laws, whether domestic or foreign, consents to the appointment of a receiver, administrator or other similar official of all or a substantial part of its property, makes a general assignment arrangement for the benefit of creditors or takes any corporate action for authorizing any of the foregoing;

(f) if any involuntary case against any Credit Party is commenced or any involuntary petition seeking bankruptcy, dissolution, winding up, liquidation, administration or other relief in respect of any Credit Party or its debts, or a substantial part of its assets, under any bankruptcy, insolvency, administration, receivership or similar laws, whether domestic or foreign, is filed and either such involuntary proceeding is not dismissed within fifteen (15) days after the filing thereof or any court order grants the relief sought in such involuntary proceeding; or

(g) if any Credit Party admits in writing its inability to pay or meet its debts as they mature or suspends payments thereof or consents to the institution of, or fails to contest in a timely and appropriate manner, any involuntary proceeding or petition described above or files an answer admitting the material allegations of a petition filed against it in any such proceeding.

For the avoidance of doubt, if the Credit Parties terminate the Transaction Support Agreement with respect to any particular Backstop Party in accordance with and pursuant to Section 5(c) of the Transaction Support Agreement, such Backstop Party will immediately cease to be a Party to this Agreement pursuant to this Section 10.2 with respect to itself only and this Agreement shall continue in full force and effect with respect to the remaining Parties.

Section 10.3 Termination by the Credit Parties. This Agreement may be terminated by the Credit Parties upon written notice to each Commitment Party if:

(a) the Closing Date has not occurred by the Outside Date (as the same may be extended pursuant to Section 2.3(a) or Section 2.3(b) hereof); provided, that the Credit Parties shall not have the right to terminate this Agreement pursuant to this Section 10.3(a) if any of them is then in willful or intentional breach of this Agreement;

(b) any Credit Party or its board of directors or similar governing body determines (considering the advice of counsel) that its fiduciary duties require the Credit Party to terminate this Agreement (or to otherwise not perform its obligations under this Agreement);

(c) if the Credit Parties shall not receive at least $100.0 million pursuant to the Rights Offering, the Private Placement and this Agreement; provided, that any termination pursuant to this Section 10.3(c) shall not relieve or otherwise limit the liability of any Defaulting Backstop Party or Defaulting Private Placement Party, as applicable, hereto for any breach or violation of its obligations under this Agreement or any documents or instruments delivered in connection herewith;

(d) the Exchange Offer and Consent Solicitation shall not have been consummated on, or are not being consummated substantially concurrent with, the Closing; or

(e) subject to the right of the Commitment Parties to arrange a Backstop Party Replacement in accordance with Section 2.3(a) or a Private Placement Party Replacement in accordance with Section 2.3(b) (which will be deemed to cure any material breach by the replaced Commitment Party pursuant to this Section 10.3(e)), (i) Commitment Parties constituting the Requisite Commitment Parties shall have breached in any material respect any representation, warranty, covenant or other agreement made by such Commitment Parties in this Agreement or any such representation or warranty shall have become inaccurate and such breach or inaccuracy would or would reasonably be expected to, individually or in the aggregate, cause a condition set forth in Section 8.3(d) or Section 8.3(e) not to be satisfied, (ii) the Company shall have delivered written notice of such breach or inaccuracy to each such Commitment Party (provided that the failure of such Commitment Party to properly notify the Credit Parties of the occurrence of such breach or inaccuracy in accordance herewith shall not prohibit the Credit Parties from terminating this Agreement in accordance with this Section 10.3(e)), and (iii) each such breach or inaccuracy is not cured by each such Commitment Party by the earlier of (x) the tenth (10th) Business Day after receipt of such notice by such Commitment Party and (y) the third (3rd) day prior to the Outside Date; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 10.3(d) if it is then in willful or intentional breach of this Agreement.

Section 10.4 Termination by the Requisite Commitment Parties. This Agreement may be terminated by the Requisite Backstop Parties or the Requisite Private Placement Parties upon written notice to the Credit Parties if:

(a) any of the Transaction Agreements or any of the other Definitive Documents is amended or modified in any material respect without the prior written consent of the Requisite Commitment Parties;

(b) the Credit Parties file any cause of action against and/or seek to restrict or hinder the enforcement of any rights of the holders of Senior Notes Claims in their capacity as such that is inconsistent with this Agreement (or if the Credit Parties support any such motion, application or adversary proceeding commenced by any third party or consent to the standing of any such third party);

(c) any Credit Party (i) amends or modifies, or files a pleading seeking authority to amend or modify, the Transaction Agreements or any of the other Definitive Documents in a manner that is materially inconsistent with this Agreement; (ii) suspends or revokes the Transaction Agreements; or (iii) publicly announces its intention to take any such action listed in sub-clause (i) or (ii) of this subsection, in each case without the prior written consent of the Requisite Commitment Parties;

(d) a breach in any material respect by any Credit Party of any representation, warranty, covenant or other agreement made by such Credit Party in this Agreement or any such representation or warranty shall have become inaccurate and (i) such breach or inaccuracy would or would reasonably be expected to, individually or in the aggregate, cause a condition set forth in Sections 8.1(g) or 8.1(h) not to be satisfied, (ii) the Requisite Commitment Parties shall have delivered written notice of such breach or inaccuracy to the Credit Parties (provided that the failure of the Credit Parties to properly notify the Commitment Parties of the occurrence of such breach or inaccuracy in accordance herewith shall not prohibit the Requisite Commitment Parties from terminating this Agreement in accordance with this Section 10.4(d)), and (iii) if such breach or inaccuracy is capable of being cured, such breach or inaccuracy is not cured by the Credit Parties by fifth (5th) Business Day after receipt of such notice; provided, that Closing shall not occur until such breach is cured pursuant to clause (iii) of this Section 10.4(d); provided further, that this Agreement shall not terminate pursuant to this Section 10.4(d) if the Requisite Commitment Parties are then in willful or intentional breach of this Agreement;

(e) since June 26, 2020, there shall have occurred any Event, development, occurrence or change that, individually, or together with all other Events, has had or would reasonably be expected to have a Material Adverse Effect;

(f) any Default or Event of Default (as defined under each Senior Credit Facility) under the applicable Senior Credit Facility or any event of default under any material Contract has occurred and is continuing;

(g) with respect to the Requisite Private Placement Parties or Requisite Backstop Parties (excluding any Defaulting Backstop Party), if the Credit Parties shall not receive at least $41.5 million pursuant to the Rights Offering and this Agreement (excluding the Private Placement); provided, that any termination pursuant to this Section 10.4(g) shall not relieve or otherwise limit the liability of any Defaulting Backstop Party for any breach or violation of its obligations under this Agreement or any documents or instruments delivered in connection herewith; or

(h) with respect to the Requisite Backstop Parties or Requisite Private Placement Parties (excluding a Defaulting Private Placement Party), if the Credit Parties shall not receive at least $58.5 million pursuant to the Private Placement and this Agreement (excluding the Rights Offering); provided, that any termination pursuant to this Section 10.4(h) shall not relieve or otherwise limit the liability of any Defaulting Private Placement Party for any breach or violation of its obligations under this Agreement or any documents or instruments delivered in connection herewith.

Section 10.5 Termination by Commitment Parties(a) .

(a) This Agreement may be terminated by any Commitment Party, as to itself only, upon written notice to the Credit Parties if (i) the Closing Date has not occurred by 11:59 p.m., New York City time on August 3, 2020 (as it may be extended pursuant to Section 2.3(a) or Section 2.3(b) hereof) or such later date as agreed to by such Commitment Party and the Credit Parties, (ii) the Credit Parties shall not have received at least $100.0 million pursuant to the Rights Offering, the Private Placement and this Agreement (provided, that, any Defaulting Backstop Party or Defaulting Private Placement Party shall not have the right to terminate this Agreement pursuant to this Section 10.5(a)(ii)), or (iii) (A) any of the Transaction Agreements or any of the other Definitive Documents to which such Commitment Party is party or (B) any of the forms of the Intra-Company Agreements in existence on the date hereof is amended or modified in any material respect without the prior written consent of such Commitment Party.

(b) If any Backstop Party denies or disaffirms this Agreement in writing (electronic or otherwise), or upon the occurrence of any termination by a Backstop Party (the “Withdrawing Backstop Party”) pursuant to Section 10.5(a) hereof, the remaining Backstop Parties (other than any Withdrawing Backstop Party) shall have the right, but not the obligation, within five (5) Business Days after receipt of written notice from the Credit Parties to all Backstop Parties of such withdrawal, which notice shall be given promptly following the occurrence of such withdrawal and to all Backstop Parties substantially concurrently (such five (5) Business Day period, the “Backstop Party Withdrawal Replacement Period”), to make arrangements for one or more of the Backstop Parties (other than the Withdrawing Backstop Party) to purchase all or any portion of the Available New Money First Lien Issuer Notes (such purchase, a “Backstop Party Withdrawal Replacement”) on the terms and subject to the conditions set forth in this Agreement (such Backstop Parties, the “Withdrawal Replacement Backstop Parties”). Any such Available New Money First Lien Issuer Notes purchased by a Withdrawal Replacement Backstop Party shall be included, among other things, in the determination of (x) the Unsubscribed New Money First Lien Issuer Notes to be purchased by such Withdrawal Replacement Backstop Party for all purposes hereunder, (y) the Backstop Commitment Percentage of such Withdrawal Replacement Backstop Party for all purposes hereunder, including the allocation of the

Commitment Premium, and (z) the Backstop Commitment of such Withdrawal Replacement Backstop Party for purposes of the definition of the “Requisite Backstop Parties.” If the withdrawal of a Backstop Party occurs, the Outside Date shall be delayed only to the extent necessary to allow for the Backstop Party Withdrawal Replacement to be completed within the Backstop Party Withdrawal Replacement Period.

(c) Nothing in this Agreement shall be deemed to require a Backstop Party to purchase (i) more than its Backstop Commitment Percentage of the Unsubscribed New Money First Lien Issuer Notes, unless otherwise agreed by such Backstop Party pursuant to Section 2.2 hereof, or (ii) any Private Placement Notes, unless otherwise agreed by such Backstop Party pursuant to Section 2.3 hereof.

Section 10.6 Effect of Termination.

(a) Upon termination of this Agreement as to all or any Party pursuant to this Article X, this Agreement shall forthwith become void and of no force or effect and there shall be no further obligations or liabilities on the part of each such Party; provided, that (i) subject to Section 2.3(b) hereof, the obligations of the Credit Parties to pay the fees and expense reimbursement pursuant to Section 8.1 hereof and to satisfy their indemnification obligations pursuant to Article IX shall survive the termination of this Agreement and shall remain in full force and effect, in each case, until such obligations have been satisfied, (ii) the provisions set forth in this Section 10.6 and Article XI shall survive the termination of this Agreement in accordance with their terms and (iii) subject to Section 11.10 hereof, nothing in this Section 10.6 shall relieve any Party from liability for its gross negligence, willful misconduct or any willful or intentional breach of this Agreement. For purposes of this Agreement, “willful or intentional breach” means a breach of this Agreement that is a consequence of an act undertaken by the breaching party with the knowledge that the taking of such act would, or would reasonably be expected to, cause a breach of this Agreement.

(a) For the avoidance of doubt, upon any termination of this Agreement other than in connection with the consummation of the Closing, each Backstop Party will be deemed to have automatically revoked and withdrawn any exercise of its Subscription Rights and its Commitments and otherwise revoked and withdrawn all consents given to exchange or transfer to the Credit Parties any of its existing Senior Notes or Senior Notes Claims pursuant to this Agreement, without any further action and irrespective of the expiration or availability of any “withdrawal period” or similar restriction, whereupon any such exercises and consents will be deemed, for all purposes, to be null and void ab initio and will not be considered or otherwise used in any manner by the Parties in connection with the Transaction, the Rights Offering, and this Agreement, and the Credit Parties agree not to accept any such exercises or consents or to consummate the Rights Offering, and to take all actions necessary or reasonably required to allow the Backstop Parties to arrange with their custodian and brokers to effectuate the withdrawal of such exercises and consents, including the reopening or extension of any withdrawal or similar periods.

ARTICLE XI

GENERAL PROVISIONS

Section 11.1 Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via electronic facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Parties at the following addresses (or at such other address for a Party as may be specified by like notice):

(a)	If to the Credit Parties:

Party City Holdco Inc.

80 Grasslands Road

Elmsford, New York 10523

Attn: Todd Vogensen

Email: tvogensen@partycity.com

with a copy (which shall not constitute notice) to:

Party City Holdco Inc.

80 Grasslands Road

Elmsford, New York 10523

Attn: Office of General Counsel

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, New York 10001

Attn:      James Eric Ivester

              Shana Elberg

              Sarah Ward

              Andrea Nicolas

Email:   Eric.Ivester@Skadden.com

              Shana.Elberg@Skadden.com

              Sarah.Ward@Skadden.com

              Andrea.Nicolas@Skadden.com

(b)    If to the Backstop Parties (or to any of them) or any other Person to which notice is to be delivered hereunder, to the address set forth adjacent to each such Backstop Party’s name on Schedule 5, with a copy (which shall not constitute notice) to:

Milbank LLP

55 Hudson Yards

New York, New York 10001

Attention:        Abhilash M. Raval

                         Paul Denaro

                         Eric Stodola

Email:             ARaval@milbank.com

                         PDenaro@milbank.com

                         EStodola@milbank.com

(c)     If to the Barings Private Placement Parties (or to any of them) or any other Person to which notice is to be delivered hereunder, to the address set forth adjacent to each such Barings Private Placement Party’s name on Schedule 5, with a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue, 31st Floor

New York, New York 10022

Attention:        Mark Liscio

                         Michael Levitt

                         Kyle Lakin

Email:             Mark.Liscio@freshfields.com

                         Michael.Levitt@freshfields.com

                         Kyle.Lakin@freshfields.com

(d)     If to the Hudson Private Placement Parties (or to any of them) or any other Person to which notice is to be delivered hereunder, to the address set forth adjacent to each such Hudson Private Placement Party’s name on Schedule 5, with a copy (which shall not constitute notice) to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Attention:        Michael M. Mezzacappa

Email:             Michael.Mezzacappa@srz.com

Section 11.2 Assignment; Third-Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any Party (whether by operation of Law or otherwise) without the prior written consent of the Credit Parties and the Requisite Commitment Parties, other than an assignment by a Commitment Party expressly permitted by Section 2.3, Section 2.6 or Section 2.7 hereof, and any purported assignment in violation of this Section 11.2 shall be void ab initio and of no force or effect. Except as expressly provided in Article IX with respect to the Indemnified Persons, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person any rights or remedies under this Agreement other than to the Parties.

Section 11.3 Prior Negotiations; Entire Agreement. This Agreement (including the documents and instruments referred to in this Agreement) constitutes the entire agreement of the Parties and supersedes all prior agreements, arrangements or understandings, whether written or oral, among the Parties with respect to the subject matter of this Agreement (including, for the avoidance of doubt, with respect to (i) the allocation of the Commitment Premium and (ii) the Commitments of each of the Backstop Parties and the Private Placement Parties), except that the Parties hereto acknowledge that any confidentiality agreements heretofore executed between or among the Parties will each continue in full force and effect to the extent applicable pursuant to the stated terms therein.

Section 11.4 Governing Law; Venue. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD FOR ANY CONFLICTS OF LAW PRINCIPLES THAT WOULD APPLY THE LAWS OF ANY OTHER JURISDICTION. THE PARTIES CONSENT AND AGREE THAT ANY ACTION TO ENFORCE THIS AGREEMENT OR ANY DISPUTE, WHETHER SUCH DISPUTES ARISE IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY SHALL BE BROUGHT EXCLUSIVELY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY, BOROUGH OF MANHATTAN. THE PARTIES CONSENT TO AND AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH OF THE PARTIES HEREBY WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (I) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, (II) SUCH PARTY OR SUCH PARTY’S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR (III) ANY LITIGATION OR OTHER PROCEEDING COMMENCED IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IS BROUGHT IN AN INCONVENIENT FORUM. THE PARTIES HEREBY AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING TO AN ADDRESS PROVIDED IN WRITING BY THE RECIPIENT OF SUCH MAILING, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF AND HEREBY WAIVE ANY OBJECTIONS TO SERVICE ACCOMPLISHED IN THE MANNER HEREIN PROVIDED.

Section 11.5 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY JURISDICTION IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE AMONG THE PARTIES UNDER THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE.

Section 11.6 Counterparts. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement, and will become effective when counterparts have been signed by each of the Parties and delivered to each other Party (including via facsimile or other electronic transmission), it being understood that each Party need not sign the same counterpart. Any facsimile or electronic signature shall be treated in all respects as having the same effect as having an original signature. Each Party agrees that this Agreement and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Agreement or such other documents are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

Section 11.7 Waivers and Amendments; Rights Cumulative; Consent. This Agreement may be amended, restated, modified or changed only by a written instrument signed by the Credit Parties and the Requisite Commitment Parties; provided, that, in addition to the foregoing consents, (a) any Commitment Party’s prior written consent shall be required for any amendment that would, directly or indirectly, (i) modify such Commitment Party’s Backstop Commitment Percentage or Private Placement Commitment Percentage, as the case may be, (ii) increase the Purchase Price to be paid by such Commitment Party in respect of the Unsubscribed New Money First Lien Issuer Notes or Private Placement Notes, as the case may be, or (iii) have a materially adverse and disproportionate effect on such Commitment Party and (b) the prior written consent of each Commitment Party shall be required for any direct or indirect amendment, modification or waiver of any Significant Term. Notwithstanding the foregoing, Schedule 2 and Schedule 3 shall be revised as necessary without requiring a written instrument signed by the Credit Parties and the Requisite Commitment Parties or Requisite Private Placement Parties, as applicable, to reflect conforming changes in the composition of the Backstop Parties and Backstop Commitment Percentages or Private Placement Parties and Private Placement Commitment Percentages, as applicable, as a result of Transfers permitted and consummated in compliance with the terms and conditions of this Agreement. Subject to the other provisions of this Section 11.7, the terms and conditions of this Agreement (other than the conditions set forth in Sections 8.1, 8.2 and 8.3 hereof, the waiver and amendment of which shall be governed solely by Article VIII) may be waived or amended (A) by the Credit Parties only by a written instrument executed by the Credit Parties and (B) by the Requisite Commitment Parties only by a written instrument executed by the Requisite Commitment Parties. No delay on the part of any Party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any Party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement.

Section 11.8 Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

Section 11.9 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions without the necessity of posting a bond to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Unless otherwise expressly stated in this Agreement, no right or remedy described or provided in this Agreement is intended to be exclusive or to preclude a Party from pursuing any other rights and remedies to the extent available under this Agreement, at law or in equity.

Section 11.10 Damages. Notwithstanding anything to the contrary in this Agreement, none of the Parties will be liable for, and none of the Parties shall claim or seek to recover, any punitive, special, indirect or consequential damages or damages for lost profits in connection with the breach or termination of this Agreement.

Section 11.11 No Reliance. No Commitment Party or any of its Related Parties shall have any duties or obligations to the other Commitment Parties or the Credit Parties in respect of this Agreement or the Transaction contemplated hereby or thereby, except those expressly set forth herein. Without limiting the generality of the foregoing, (a) no Commitment Party or any of its Related Parties shall be subject to any fiduciary or other implied duties to the other Commitment Parties or the Credit Parties, (b) no Commitment Party or any of its Related Parties shall have any duty to take any discretionary action or exercise any discretionary powers on behalf of any other Commitment Party, (c) no Commitment Party or any of its Related Parties shall have any duty to the other Commitment Parties to obtain, through the exercise of diligence or otherwise, to investigate, confirm, or disclose to the other Commitment Parties any information relating to the Credit Parties or any of their Subsidiaries that may have been communicated to or obtained by such Commitment Party or any of its Affiliates in any capacity, (d) no Commitment Party may rely, or has relied, on any due diligence investigation that any other Commitment Party or any Person acting on behalf of such other Commitment Party may have conducted with respect to the Credit Parties or any of their Affiliates or any of their respective securities, and (e) each Commitment Party acknowledges that no other Commitment Party is acting as a placement agent, initial purchaser, underwriter, broker or finder with respect to its Unsubscribed New Money First Lien Issuer Notes, Backstop Commitment Percentage of its Backstop Commitment or its Private Placement Commitment, as applicable.

Section 11.12 Publicity. At all times prior to the Closing Date or the earlier termination of this Agreement in accordance with its terms, the Credit Parties and the Commitment Parties shall consult with each other prior to issuing any press releases (and provide each other a reasonable opportunity to review and comment upon any such release) or otherwise making public announcements with respect to the Transaction contemplated by this Agreement as required in accordance with the terms of the Transaction Support Agreement and each Private Placement Commitment Agreement.

Section 11.13 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the Parties may be partnerships or limited liability companies, each Party covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any Party’s Affiliates or any of the respective Related Parties of such Party or of the Affiliates of such Party (in each case other than the Parties to this Agreement and each of their respective successors and permitted assignees under this Agreement), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of such Related Parties, as such, for any obligation or liability of any Party under this Agreement or any documents or instruments delivered in connection herewith for any Claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, nothing in this Section 11.13 shall relieve or otherwise limit the liability of any Party hereto or any of their respective successors or permitted assigns for any breach or violation of its obligations under this Agreement or such other documents or instruments. For the avoidance of doubt, none of the Parties will have any recourse, be entitled to commence any proceeding or make any Claim under this Agreement or in connection with the Transaction contemplated hereby except against any of the Parties or their respective successors and permitted assigns, as applicable.

Section 11.14 Fiduciary Duties. Notwithstanding anything to the contrary herein, (a) (i) each of the Credit Parties and each of their affiliates and each respective board of directors or similar governing body thereof shall be permitted to take (or permitted to refrain from taking) any action with respect to the Transaction to the extent such board of directors or similar governing body determines, in good faith considering the advice of counsel, that taking such action, or refraining from taking such action, as applicable, is reasonably required to comply with applicable law, including pursuant to its fiduciary duties, and may take such action or refrain from taking such action without incurring any liability to any other Party hereto, and (ii) the officers and employees of each of the Credit Parties and each of their affiliates shall not be required to take any actions inconsistent with applicable Law; and (b) to the extent that such fiduciary obligations require any Credit Party or any affiliate of a Credit Party or its board of directors or similar governing body to terminate such Credit Party’s obligations under this Agreement under Article X hereof, such Credit Party may do so without liability.

Section 11.15 Severability. In the event that any one or more of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein will not be in any way impaired thereby, it being intended that all of the rights and privileges of the Parties hereto will be enforceable to the fullest extent permitted by law.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

PARTY CITY HOLDCO INC.
PARTY CITY HOLDINGS INC. PARTY CITY CORPORATION AMSCAN INC. ANAGRAM INTERNATIONAL INC. ANAGRAM INTERNATIONAL HOLDINGS, INC. PARTY HORIZON INC. TRISAR, INC. PC INTERMEDIATE HOLDINGS INC.

By:	/s/ Todd Vogensen
Name: Todd Vogensen
Title: Chief Financial Officer

AM-SOURCE, LLC AMSCAN NM LAND, LLC AMSCAN PURPLE SAGE, LLC ANAGRAM EDEN PRAIRIE PROPERTY HOLDINGS LLC.

By:	/s/ Todd Vogensen
Name: Todd Vogensen
Title: Authorized Officer

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

[Commitment Party]

By:
Name:
Title:

SCHEDULE 1 – GUARANTORS

Subsidiary Guarantors of Senior Notes(*) and Credit Facilities(#)	Jurisdiction
Amscan Inc.*#	New York
Amscan NM Land, LLC*#	Delaware
Amscan Purple Sage, LLC*#	Delaware
Am-Source, LLC*#	Rhode Island
Anagram Eden Prairie Property Holdings LLC*#	Delaware
Anagram International Holdings, Inc.*#	Minnesota
Anagram International Inc.*#	Minnesota
PC Intermediate Holdings, Inc.#	Delaware
Trisar, Inc.*#	California

SCHEDULE 2 – BACKSTOP COMMITMENTS

SCHEDULE 3 – PRIVATE PLACEMENT COMMITMENTS

SCHEDULE 4 – SENIOR NOTES CLAIMS

SCHEDULE 5 – NOTICE ADDRESSES FOR COMMITMENT PARTIES

SCHEDULE 6 – CONSENTS

None.